UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 7, 2025

Dear Stockholders:

On behalf of the board of directors (the "Board') and management of Richardson Electronics, Ltd. (“Richardson” or the “Company”), I invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, October 7, 2025, at 2:00 p.m. Central Time, at our corporate headquarters at 40W267 Keslinger Road, LaFox, Illinois 60147-0393.

The purpose of the Annual Meeting is to consider and vote on the following matters:

1.
To elect seven (7) directors nominated by the Board for a term expiring at the 2026 Annual Meeting (Proposal 1);
2.
To ratify the selection of BDO USA, P. C. as the Company’s independent registered public accounting firm for the 2026 fiscal year (Proposal 2);
3.
To approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3);
4.
To approve an amendment to the Amended and Restated 2011 Long-Term Incentive Plan to increase the number of shares available for issuance under the plan (Proposal 4);
5.
To approve the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 5); and
6.
To act upon any other business that may properly come before the meeting or at any adjournment or postponement thereof.

We currently are not aware of any other matters scheduled to come before the Annual Meeting. All stockholders are invited to attend the meeting, although only stockholders of record at the close of business as of August 8, 2025 (the record date) are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote by telephone, via the Internet or by mail before the Annual Meeting or in person at the Annual Meeting. For specific instructions regarding the voting of your shares, please refer to the accompanying proxy card. We encourage you to vote by telephone, Internet or mail in advance of the Annual Meeting even if you currently plan to attend the Annual Meeting.

This year we are again furnishing proxy materials to stockholders via the Internet pursuant to Securities and Exchange Commission rules. On or about August 25, 2025, we will send notice of Internet availability of proxy materials to holders of our common stock as of the record date. The notice describes how stockholders can access electronic copies of our proxy materials beginning on August 25, 2025.

By Order of the Board of Directors,

EDWARD J. RICHARDSON Chairman of the Board, Chief Executive Officer and President

Notice of Internet Availability of Proxy Materials

We are making this proxy statement and our annual report for the 2025 fiscal year available to stockholders electronically via the Internet. On or about August 25, 2025, we will mail to most of our stockholders a notice containing instructions on how to access this proxy statement and our annual report electronically via the Internet and to vote in advance of the 2025 Annual Meeting via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about August 25, 2025.

PROXY STATEMENT

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

ANNUAL MEETING INFORMATION

General

The Board of Directors of Richardson Electronics, Ltd. (the “Company,” “we,” “our” or “us”) is soliciting your proxy for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters (and principal executive offices) located at 40W267 Keslinger Road, LaFox, Illinois 60147-0393, on Tuesday, October 7, 2025, at 2:00 p.m. Central Time, and at any and all adjourned or postponed sessions of the Annual Meeting. On or about August 25, 2025, we will mail to our stockholders of record as of the record date a notice of Internet availability of proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended May 31, 2025. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the notice.

Record Date and Quorum

Holders of our common stock and Class B common stock of record at the close of business on August 8, 2025, the record date, are entitled to notice of and to vote their shares at the Annual Meeting. At the record date, 12,432,959 shares of our common stock and 2,049,171 shares of our Class B common stock were issued and outstanding. The common stock is listed for trading on the Nasdaq Global Select Market under the symbol “RELL”. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares of common stock and Class B common stock entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (as defined below) are considered as shares present at the Annual Meeting for the purpose of determining a quorum.

How to Vote

Stockholders can simplify the voting process and reduce Company expenses by voting by telephone or via the Internet. If you vote by telephone or via the Internet in advance of the Annual Meeting you do not need to mail back your proxy card. Instructions for telephone and Internet voting information are provided on your proxy card. A control number located on the proxy card is designed to verify your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If you choose not to vote by telephone or Internet, please return your proxy card properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card.

If your shares are held in the name of a bank or broker, you should follow the voting instructions you receive from the bank or broker. The availability of telephone or Internet voting will depend on your bank or broker’s voting process.

The election of directors (Proposal 1), the non-binding advisory vote on executive compensation (Proposal 3), the approval of the amendment to the Amended and Restated 2011 Long-Term Incentive Plan (Proposal 4) and the approval of the Second Amended and Restated Certificate of Incorporation (Proposal 5) are “non-discretionary” matters. Therefore, your broker may not vote your shares with respect to these items unless it receives your voting instructions, and if it does not, those votes will be counted as “broker non-votes” for purposes of the Annual Meeting. “Broker non-votes” are shares that are held in street name by a bank or broker that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. See “Vote Required, Abstentions and Broker Non-Votes” for more information regarding the effect of broker non-votes.

If your proxy card is signed and returned without specifying choices, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement.

The Board of Directors recommends that you vote:

•
FOR the election of each director nominee (Proposal 1);
•
FOR the ratification of the selection of BDO USA, P. C. as our independent registered public accounting firm for fiscal year 2026 (Proposal 2);
•
FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3);
•
FOR the approval of an amendment to the Amended and Restated 2011 Long-Term Incentive Plan to increase the number of shares available for issuance under the plan (Proposal 4); and
•
FOR the approval of the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 5).

The Company knows of no other matters scheduled to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted on such matters at the discretion of the persons named as proxies, except proxies that are marked to deny discretionary authority.

We encourage you to vote your shares in advance of the Annual Meeting date even if you plan to attend the Annual Meeting.

Vote Required, Abstentions and Broker Non-Votes

Holders of common stock are entitled to one vote for each share of common stock held on the record date, and holders of the Class B common stock are entitled to ten votes for each share of Class B common stock held on the record date.

If a quorum is present at the Annual Meeting, the seven (7) nominees for director under Proposal 1 who receive the highest number of affirmative votes will be elected. Please note that a broker or other nominee will not be permitted to vote your shares on Proposal 1. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will not affect the outcome of the election of directors.

For Proposal 2 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock (both common stock and Class B Common stock) present or represented by proxy and entitled to vote on the proposal. Proxy cards marked as abstentions with respect to Proposal 2 will not be voted and will have the effect of a negative vote. Because Proposal 2 is a routine proposal on which a broker or other nominee generally has discretionary authority to vote, we do not expect any broker non-votes on Proposal 2.

For Proposal 3 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock (both common stock and Class B Common stock) present or represented by proxy and entitled to vote on the proposal. Proxy cards marked as abstentions with respect to Proposal 3 will not be voted and will have the effect of a negative vote. Please note that a broker or other nominee will not be permitted to vote your shares on Proposal 3. Abstentions and broker non-votes on Proposal 3 will have the effect of a negative vote on the proposal.

For Proposal 4 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock (both common stock and Class B Common stock) present or represented by proxy and entitled to vote on the proposal. Proxy cards marked as abstentions with respect to Proposal 4 will not be voted and will have the effect of a negative vote. Please note that a broker or other nominee will not be permitted to vote your shares on Proposal 4. Broker non-votes on Proposal 4 will have no effect.

With respect to approval of Proposal 5, under the General Corporation Law of the State of Delaware, any amendment to our Amended and Restated Certificate of Incorporation that would increase or decrease the number of authorized shares of a particular class of our capital stock requires approval by a vote of the holders of the outstanding shares of that class, voting as a separate class (whether or not those shares otherwise are entitled to vote separately under our Amended and Restated Certificate of Incorporation), as well as by a majority of the votes entitled to be cast by holders of all of our outstanding stock entitled to vote on Proposal 5. Accordingly, for Proposal 5 to be approved, the proposal must receive the affirmative vote of the holders of shares representing: (1) a majority of the shares of common stock (both common stock and Class B Common stock) present or represented by proxy and entitled to vote on the proposal; (2) a majority of the issued and outstanding shares of common stock, voting as a separate class; and (3) a majority of the issued and outstanding shares of Class B common stock, voting as a separate class. Proxy cards marked as abstentions with respect to Proposal 5 will not be voted and will have the effect of a negative vote. Please note that a broker or other nominee will not be permitted to vote your shares on Proposal 5. Broker non-votes on Proposal 5 will have the effect of a negative vote on the proposal.

Revocability of Proxies

You may revoke your proxy at any time before it is voted (a) by voting by telephone or via the Internet on a later date, or delivering a later-dated proxy cared if you requested printed proxy materials, prior to or at the Annual Meeting (b) by notifying the Secretary of the Company in accordance with the instructions set forth in the proxy card or (c) by attending the Annual Meeting and Voting your shares (note that attendance alone at the Annual Meeting will not revoke a proxy). To revoke a proxy given or to change your vote cast by telephone or via the Internet, you must do so by telephone or via the Internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on October 6, 2025.

Proxy Solicitation

The Company will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may also solicit proxies personally or by telephone, e-mail or other means.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect seven directors to serve on our Board of Directors until the next annual meeting, or until their successors are elected and shall have qualified, subject to their earlier death, resignation or removal as permitted by law. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the seven persons receiving the greatest number of votes will be elected as directors and votes that are withheld or abstained from will have no effect.

Our Board of Directors, acting through our Nominating Committee, is responsible for nominating a slate of directors that collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board.

The Nominating Committee has recommended Edward Richardson, Jacques Belin, James Benham, Wendy Diddell, Kenneth Halverson, Robert Kluge and Paul Plante as nominees for election at the Annual Meeting.

We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. All our directors have managerial experience and are accustomed to dealing with complex problems. We also believe each of our nominees has other attributes necessary to create an effective Board, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on our Board and its committees and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications and skills that led the Nominating Committee and the Board to conclude that each individual should be nominated to serve as a director of the Company.

Jacques Belin, age 73, has been a director of the Company since October 2013. He served as Managing Director of Thales Components and Subsystems (“Thales”) from 2000 to 2011. He retired from Thales in October 2011. Prior to 2000, he served in multiple capacities including Quality and Production Engineer, Operations Manager and Factories Manager. In addition, Mr. Belin was heavily involved at Thales in areas including strategy, sales and marketing and administration. Mr. Belin has been a director for Reltas AG (Switzerland) since 2012. Mr. Belin holds an engineering degree from Ecole Centrale in Paris. His entire career has been devoted to the electron tube and subsystems business. Mr. Belin’s qualifications to serve on our Board of Directors include his vast experience in the industry and knowledge of other advanced power generation, microwave, healthcare and detection technologies.

James Benham, age 80, has been a director of the Company since October 2013. He has served as a Technical and Marketing Consultant to the Night Vision and Microwave Devices Industries since March 2013. He retired in March 2013 after 46 years in the Defense Electronics industry. Prior to his retirement, Mr. Benham was the President of L-3 Communications Narda West Division in Folsom, California from 2011 to 2013. For the previous 16 years, he was President of the Electron Devices Division of L-3 Communications. Mr. Benham served as a director of Intevac (IVAC) Inc. from June 2015 to May 2017. Mr. Benham received his BS in Chemistry from the State University of New York and an MBA from Lynchburg College in Lynchburg, Virginia. He has also completed executive development programs at The Wharton School of the University of Pennsylvania, Harvard Business School and Stanford University. Additionally, Mr. Benham holds a patent in the night vision field. Mr. Benham’s qualifications to serve on our Board of Directors include his 45+ years of technology development, engineering and management experience.

Wendy S. Diddell, age 60, has been a director of the Company since March 2021 and Executive Vice President since June 2007 and, as of December 23, 2015, Ms. Diddell assumed the role of Chief Operating Officer. Effective March 13, 2019, Ms. Diddell assumed direct responsibility for the Richardson Healthcare business, the majority of which was sold on January 24, 2025. From June 2007 through December 2015, she held the role of Executive Vice President, Corporate Development. From June 2009 through June 2015, she also assumed the role of General Manager of our Canvys business. Prior to June 2007, Ms. Diddell was Executive Vice President and General Manager of our Security Systems Division since February 2006. Prior to that, Ms. Diddell was employed as Vice President and General Manager of the Security Systems Division since June 2004 and as a management consultant for the Security Systems Division since July 2003. Ms. Diddell holds an MBA from the University of Southern Florida. Ms. Diddell’s qualifications to serve on our Board of Directors include her position as our Executive Vice President and our Chief Operating Officer, her industry experience, her management and operations expertise, her deep understanding of the Company and her ability to bring historic knowledge and continuity to the Board.

Kenneth Halverson, age 73, has been a director of the Company since October 2013. He is a board member for Red Pine Camp Foundation. Mr. Halverson has been a consultant with Halverson Consulting, LLC since 2009. Previously, he was Senior Vice President from 1999 to 2009 with MedAssets, Inc., one of the largest Group Purchasing Organizations in the country. MedAssets provides service to thousands of hospitals helping them to reduce their overall expenses. Mr. Halverson was with Comdisco Inc. from 1984 to 1999, acting as Senior Vice President and President of the Healthcare Group, which leased imaging and clinical equipment as well as refurbished and remarketed imaging equipment. Mr. Halverson holds an MBA in Finance from Northwestern University’s Kellogg School of Management and has held various executive positions with technology and healthcare companies throughout his career. Mr. Halverson’s qualifications to serve on our Board of Directors include his extensive experience with healthcare companies as well as his background in technology and finance.

Robert Kluge, age 79, has been a director of the Company since October 2017. He has served as the General Manager, and later as President of the Imaging Components Business at Varian Medical Systems, Inc. from February 1993 to February 2014 and as a Corporate Senior Vice President. He served as General Manager of X-Ray Products for Picker International from 1988 to 1993 and oversaw the diagnostic X-Ray product line, including X-Ray systems for Radiographic, R&F and Vascular applications, and was later given expanded responsibility for X-ray tubes. Mr. Kluge began his career in 1973 with General Electric Medical Systems as a participant in the Financial Management Program. He held a number of management positions at GE, including Service Business Marketing Manager and General Manager of Marketing and Strategy for the X-Ray Tube business. Mr. Kluge holds a B.S. in Economics and an MBA in Finance from the University of Wisconsin. Mr. Kluge’s qualifications to serve on our Board of Directors include his significant management experience in the design and manufacturing of diagnostic imaging components including CT tubes and flat panel detectors, and his extensive knowledge of marketing, strategy and general management.

Paul J. Plante, age 67, has been a director of the Company since October 2011. Mr. Plante has been Director and Consultant to Cardinal Vending and Markets, LLC, a privately held company, since March 2020. Mr. Plante also serves as a Director of SigmaTron International, Inc. From December 2008 to March 2022, Mr. Plante was the founder and owner of Florida Fresh Vending, LLC, a privately held company, with vending machines throughout the state of Florida that was sold to Cardinal Vending and Markets in March 2020. He has provided business consulting services to the electronics industry since 2008. Prior to that time he was Vice President, Medical Industry Solutions, for the Kimball Electronics Group from February 2007 until May 2008, after the purchase by Kimball Electronics of Reptron Electronics, Inc. From February 2004 to February 2007, Mr. Plante was President and Chief Executive Officer and a member of the Board of Directors of Reptron Electronics, Inc., a publicly held provider of electronics manufacturing services with a focus on the medical industry. From 1994 until 2004, he served as the President and Chief Operating Officer of Reptron. Mr. Plante negotiated and led Reptron Electronics, Inc. through a successful pre-arranged Chapter 11 reorganization period that strengthened the company’s balance sheet and liquidity with no significant loss of customers, employees or suppliers. Prior to 1994, he was the Chief Financial Officer at Reptron and at K-Byte, Inc., a Michigan based software developer and electronics manufacturer. Mr. Plante has a degree in accounting and has been a licensed certified public accountant. We believe Mr. Plante is financially literate and qualifies as an “audit committee financial expert” under SEC rules. Mr. Plante’s qualifications to serve on our Board of Directors include his significant experience in the electronics industry, his experience managing electronics manufacturing companies and his extensive financial knowledge.

Edward J. Richardson, age 83, has been a director of the Company since 1965. He is currently the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Richardson has been employed by the Company in various capacities since 1961. Mr. Richardson’s qualifications to serve on our Board of Directors include his position as our Chief Executive Officer for over 40 years and his unique ability to bring historic knowledge and continuity to the Board.

The Company presently knows of no reason why any of the nominees for director would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

Our Board of Directors recommends that you vote “FOR” the election of each director nominee.

CORPORATE GOVERNANCE

Independence of Directors

The Audit Committee of the Board of Directors has determined that Messrs. Belin, Benham, Halverson, Kluge and Plante are independent as defined by Nasdaq listing standards. All members of the Audit, Compensation & Governance and Nominating Committees are independent in accordance with applicable laws and Nasdaq rules for members of such committees.

Board Leadership Structure

The Company has no fixed policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined, with this decision being made by the Board based on the best interests of the Company and its stockholders considering the circumstances at the time. Currently, these roles are combined, with Mr. Richardson serving as both the Chairman of the Board and the Chief Executive Officer. Mr. Richardson possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business, and is responsible for the day-to-day operations of the Company. Therefore, the Board believes that Mr. Richardson is best positioned to efficiently develop agendas that ensure that the Board's time and attention are focused on the most critical matters and to execute strategic plans effectively, especially given the relatively small size of the Company's Board.

At the selection of the Board, Mr. Plante serves as lead independent director (or “lead director”). The lead director acts as a key liaison with the Chief Executive Officer and assists the Chairman of the Board in setting the Board agenda, chairs executive sessions of the Board and communicates Board member feedback to the Chief Executive Officer. In addition, the Company's non-management directors meet in regularly scheduled executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The Board believes this approach appropriately and effectively complements the combined role of Chairman of the Board and Chief Executive Officer.

Board and Committee Information

During our last fiscal year, the Board of Directors held four regular meetings. Each director attended, either in person or telephonically, at least 75% of the aggregate number of such Board meetings and meetings of the committees during their period of service in fiscal 2025. Although we have no formal policy about attendance at the Annual Meeting of Stockholders by our Directors, it is encouraged. Last year, seven directors attended the Annual Meeting.

During our last fiscal year, the Board of Directors had four standing committees: the Audit Committee, Compensation & Governance Committee, Executive Committee and Nominating Committee.

During our last fiscal year, the members and chair of each committee were as follows:

Director	Audit	Compensation & Governance	Executive	Nominating
Jacques Belin	✓	✓		✓
James Benham	✓	✓		✓
Kenneth Halverson	✓	✓		✓
Robert Kluge	✓	✓		✓
Paul Plante	✓*	✓*	✓	✓*
Edward Richardson			✓*

* chair

Ms. Diddell did not serve on any committee during the last fiscal year.

Executive Committee. The Executive Committee may exercise all authority of the Board of Directors in the management of the Company during the interval between meetings of the Board of Directors, except as otherwise provided in our by-laws or by applicable law. The Executive Committee did not meet during the last fiscal year.

Audit Committee. The Audit Committee is comprised of five independent directors and the Board of Directors has determined that the composition and functioning of the committee complies with the rules of the SEC and Nasdaq, including that each of its members is independent as that term is defined in Nasdaq rules, and that one of its members, Mr. Plante, qualifies as an “Audit Committee Financial Expert,” as that term is defined in SEC rules. The Audit Committee held four meetings during the previous fiscal year.

The responsibilities of the Audit Committee include:

•
Engaging and discharging the independent auditors (or recommending such actions);
•
Reviewing with the independent auditors the plan and results of the auditing engagement;
•
Reviewing the scope and results of our procedures for internal auditing;
•
Approving each professional service provided by the independent auditors prior to the performance of such services;
•
Reviewing the independence of the independent auditors;
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Considering the range of audit and non-audit fees for the independent auditors;
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Reviewing the adequacy of the issuer’s system of internal accounting controls;
•
Directing and supervising special investigations as necessary; and
•
Overseeing such other matters relating to our financial affairs and accounts as required by law or regulation or as it deems desirable or as the Board of Directors may assign to it.

The Audit Committee has adopted a written charter approved by the Board of Directors. A copy of the charter is available on our website at www.rell.com. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

The Audit Committee report is included in the Audit Matters section.

Compensation & Governance Committee. The Compensation & Governance Committee (the “Compensation Committee”) held four meetings in the last fiscal year. The committee is comprised of five independent directors and the Board of Directors has determined that the composition and functioning of this committee complies with the applicable Nasdaq and SEC requirements.

The committee’s responsibilities include:

•
Establishing, reviewing and approving the base salary, non-equity incentive compensation, perquisites and any other forms of non-equity compensation for our Chairman and Chief Executive Officer and for our executive officers;
•
Reviewing and monitoring our incentive compensation and retirement plans and performing the duties imposed on the Committee by the terms of those plans;
•
Administering our incentive compensation plans, including determining the employees to whom stock options and stock awards are granted, the number of shares subject to each option or award and the date or dates upon which each option or award may be exercised;
•
Developing and reviewing the Company’s Corporate Governance Guidelines; and
•
Performing other duties deemed appropriate by the Board of Directors.

A discussion of the Compensation Committee’s processes and procedures for determining executive and director compensation can be found in the Compensation Discussion and Analysis section of this proxy statement. The Compensation Committee chairman reports the Committee’s recommendations on executive compensation to the Board of Directors. The Compensation Committee has authority to retain, approve fees for and terminate consultants as it deems necessary to assist in the fulfillment of its duties and responsibilities. The Compensation Committee has adopted a written charter which is available on our website at www.rell.com.

The report of the Compensation Committee is in the section immediately following the Compensation Discussion and Analysis (CD&A).

Nominating Committee. The Nominating Committee met once during the last fiscal year and is comprised of five independent directors. In considering whether to recommend any particular candidate for inclusion on the Board of Directors’ slate of recommended director nominees, the Nominating Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The committee believes that the background and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board of Directors to fulfill its responsibilities.

Director Nominations. Management and the Directors submit candidates for nomination for election to the Board of Directors for committee consideration. With respect to the election of director nominees at the Annual Meeting, the Nominating Committee recommended the Board nominate each of the directors currently serving on the Board.

Stockholders may also submit names of candidates for consideration by the Nominating Committee, provided that such submissions have been received by the Board of Directors no later than July 15, 2025. The Company received no such proposals for the 2025 Annual Meeting of Stockholders. Stockholders may also nominate a candidate or candidates for election as a director during the annual meeting at which directors are elected.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-9 under the Securities Exchange Act of 1934, as amended, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2026 annual meeting of stockholders, no later than August 8, 2026). However, if the date of the 2025 annual meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.

Stockholder proposals made in accordance with Rule 14a-8 for inclusion in the proxy statement for presentation at the 2026 Annual Meeting of Stockholders must be received by April 24, 2026 and stockholders who intend to present a proposal at the 2025 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than July 8, 2026 (with the submissions of names of candidates for consideration by the Nominating Committee due no later than July 14, 2026).

The Company is utilizing the "Controlled Company" exemption pursuant to Nasdaq Rule 5615(c) for purposes of the Nominating Committee Charter Requirement. The determination is based on the fact that Mr. Richardson beneficially owns approximately 61% of the voting rights as of the record date.

Board Role in Risk Oversight

Non-management Directors meet regularly in executive sessions without management. Executive sessions are held during each regularly scheduled Board meeting and the Company’s lead independent director presides over these sessions.

The Board and each of the Audit, Nominating and Compensation & Governance Committees conduct annual self-evaluations, as contemplated by the Company’s Corporate Governance Guidelines and, as applicable, the charters of such Board Committees.

While the Company's management is responsible for day-to-day management of various risks facing the Company, the Board of Directors is responsible for evaluating the Company's exposure to risk and monitoring the steps management has taken to assess and control risk. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee and the Compensation Committee. The Audit Committee oversees risks related to the integrity of the Company’s financial statements and financial reporting, and the Compensation Committee oversees risks related to the Company’s compensation plans and practices. In performing its oversight responsibilities, the Board receives periodic reports from the Chief Executive Officer and other members of senior management on areas of risk facing the Company. The Audit and Compensation Committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

Policies Related to Directors and Officers

The Company has an insider trading policies and procedures governing the purchase, sale and other disposition of its securities by directors, officers and employees that management believes are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to the company. The insider trading policy was filed as Exhibit 19.1 to the Company's Annual Report on Form 10-K for fiscal 2025.

In accordance with NASDAQ and SEC rules, the Board of Directors has adopted a policy to provide for the Recovery of Erroneously Awarded Incentive-based Compensation from Executive Officers ("Clawback Policy"). The Clawback Policy was filed as Exhibit 97.1 to the Company's Annual Report on Form 10-K for fiscal 2025.

Compensation of Directors

The Board of Directors believes it is desirable for non-employee directors to own stock in the Company. With equity ownership, non-employee directors assume a personal stake in the success or failure of the Company and align their financial interests with those of the Company’s shareholders. Accordingly, the Board adopted the Non-Employee Director Equity Compensation Program and Stock Ownership Guidelines (the “Program”) in fiscal 2025.

Pursuant to the Non-Employee Director Compensation Program and Stock Ownership Guidelines:

•
Each director receives an Initial Restricted Stock Award having a value of $50,000 (measured as of the close of trading on the date of such award).
•
Each director receives an Annual Retainer Award of Restricted Stock Award (having a value of $50,000 measured as of the close of trading on the date of such award) at the end of the fiscal year. Shares are awarded after the last day of the fiscal year but no later than August 1.
•
Each director is required to maintain a minimum investment of $150,000 in the Company’s stock, of which $100,000 must be purchased by each director outside of the retainer award (Guideline Ownership Level). Each director must attain the Guideline Ownership Level by August 1, 2027.

The Restricted Stock awarded pursuant to the Program is fully vested on and as of the grant date and shall be subject to restrictions and terms set forth in the Restricted Stock Award. Compliance with the Guideline Ownership Level is confirmed annually on August 1. Non-employee directors have three (3) years from the adoption date to attain the Guideline Ownership Level. Non-employee directors elected or appointed after the adoption date have three (3) years from their election or appointment date to attain the Guideline Ownership Level.

In addition to the fully vested restricted stock awards prescribed by Non-Employee Director Equity Compensation Program each non-employee director is entitled to:

•
Quarterly retainer fee of $4,500
•
Meeting fee of $1,000 for each Audit Committee meeting
•
Board and Other Committee meeting fee of $750 for each meeting

The Chairman of the Audit Committee is entitled to an additional quarterly retainer of $1,500.

Employee directors receive no compensation related to their service on our Board of Directors in addition to their regular employee compensation. For a discussion of the compensation paid to our management directors, Mr. Richardson and Ms. Diddell, see the sections of this proxy statement entitled Compensation Discussion and Analysis and Compensation of Named Executive Officers.

Fiscal Year 2025 Director Compensation Table

The following table shows compensation information for each of our non-employee directors during fiscal 2025.

Name of Director	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (1)	Total ($)
Jacques Belin	$29,500	$50,009	$79,509
James Benham	29,500	50,009	79,509
Kenneth Halverson	29,500	50,009	79,509
Robert Kluge	29,500	50,009	79,509
Paul Plante	35,500	50,009	85,509

(1)
Amounts represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2025 for the fair value of restricted stock awards granted to each director.

EXECUTIVE OFFICERS

The following are our executive officers as of August 1, 2025:

Name	Age	Position
Edward J. Richardson	83	Chairman, Chief Executive Officer and President
Wendy S. Diddell	60	Executive Vice President, Chief Operating Officer and Director
Gregory J. Peloquin	61	Executive Vice President, Power and Microwave Technologies Group (“PMT”)
Robert J. Ben	60	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary
Jens F. Ruppert	52	Executive Vice President and General Manager, Canvys
Kathleen McNally	66	Executive Vice President, Global Supply Chain

Mr. Richardson has been employed by the Company since 1961, holding several positions during this time. He was Chairman of the Board, Chief Executive Officer and President from September 1989 until November 1996. Since that time, Mr. Richardson has continued to hold the offices of Chairman of the Board, Chief Executive Officer and President. He also served as Chief Operating Officer from April 2006 until December 2015, and as the General Manager of the Electron Device Group from June 2009 to June 2014.

Ms. Diddell has been a director of the Company since March 2021, an Executive Vice President since June 2007 and the Chief Operating Officer since December 2015. Effective March 2019, Ms. Diddell assumed direct responsibility for the Richardson Healthcare business, the majority of which was sold on January 24, 2025. From June 2007 through December 2015, she held the role of Executive Vice President, Corporate Development. From June 2009 through June 2015, she also assumed the role of General Manager of our Canvys business. Prior to June 2007, Ms. Diddell was Executive Vice President and General Manager of our Security Systems Division since February 2006. Prior to that, Ms. Diddell was employed as Vice President and General Manager of the Security Systems Division since June 2004 and as a management consultant for the Security Systems Division since July 2003.

Mr. Peloquin has been Executive Vice President, Power and Microwave Technologies Group since June 2015. In June 2014, he re-joined the Company as Executive Vice President, Electron Device Group. From March 2011 to June 2014, Mr. Peloquin was President of Richardson RFPD, a division of Arrow Electronics. Prior to that, Mr. Peloquin was Executive Vice President of the RF Power & Wireless Division of the Company, which was sold to Arrow Electronics in 2011.

Mr. Ben has been Executive Vice President, Chief Financial Officer and Corporate Secretary since August 2015 and assumed the role of Chief Accounting Officer in October 2016. Prior to joining Richardson Electronics, Mr. Ben was employed by Cobra Electronics Corporation as their Senior Vice President, Chief Financial Officer from 2011 to 2014, Vice President and Corporate Controller from 2008 to 2011, Senior Corporate Controller from 2006 to 2008 and Corporate Controller from 2000 to 2006.

Mr. Ruppert has been the Executive Vice President and General Manager, Canvys since July 2015. Prior to joining Richardson Electronics, Mr. Ruppert was the Managing Director of Envinet GmbH a German based high-tech company. Prior to that, Mr. Ruppert was with NDS Surgical Imaging from April 2006 through December 2013. While with NDS Surgical Imaging, Mr. Ruppert held various management positions including Vice President and General Manager from January 2010 to December 2013. Prior to NDS Surgical Imaging, Mr. Ruppert held management positions at Heraeus-Med (Maquet/Getinge) and Gebrueder Martin (KLS Martin Group). Mr. Ruppert started his career as an engineer and worked his way up through sales, marketing and general management within the medical display and operating room equipment market.

Ms. McNally has been the Executive Vice President, Global Supply Chain since June 2024. Previously she served as Senior Vice President, Global Supply Chain from 2009 to 2024, Senior Vice President of Marketing Operations and Customer Support from 2000 to 2009 and as Vice President and Corporate Officer of Marketing Operations from 1989 until 2000. Prior to that, she held various positions within the marketing department since joining the Company in 1979.

Executive officers are appointed annually by the Board of Directors at the time of the annual stockholders meeting and serve until their earlier resignation, death or removal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock and Class B common stock beneficially owned by (1) each director, (2) each of our Non-Director Executive Officers, (3) all directors and executive officers of the Company as a group and (4) each other person who is known by us to beneficially own more than 5% of our common shares. Percent of Class B Common Stock and Percent of Total Voting Rights are based on 14,482,130 shares outstanding as of August 8, 2025. The address of the directors and officers listed below is c/o Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

	Shares of Common Stock (1) (2)		Percent of Common Stock Class	Shares of Class B Common Stock (2)	Percent of Class B Common Stock	Percent of Total Voting Rights
Directors:
Jacques Belin	34,345	(3)	*	—	—	*
James Benham	29,345	(4)	*	—	—	*
Wendy S. Diddell	171,794	(5)	*	—	—	*
Kenneth Halverson	48,545	(6)	*	—	—	*
Robert Kluge	85,345	(7)	*	—	—	*
Paul J. Plante	28,168	(8)	*	—	—	*
Edward J. Richardson	2,132,271	(9)	14.7%	2,009,157	98.0%	61.4%
Non-Director Executive Officers:
Robert J. Ben	83,534	(10)	*	—	—	*
Kathleen McNally	69,772	(11)	*	—	—	*
Gregory J. Peloquin	76,516	(12)	*	—	—	*
Jens F. Ruppert	68,500	(13)	*	—	—	*
All Executive Officers and Directors as a Group of 11 people	2,828,135	(14)	19.5%	2,009,157	98.0%	63.5%
Other Beneficial Owners:
BlackRock, Inc.	892,375	(15)	7.2%	—	—	2.7%
DDD Partners, LLC	1,161,625	(16)	9.3%	—	—	3.5%
Dimensional Fund Advisors LP	939,058	(17)	7.6%	—	—	2.9%
Royce & Associates, LP	1,248,276	(18)	10.0%	—	—	3.8%
The Vanguard Group	686,204	(19)	5.5%	—	—	2.1%

*Less than 5%

(1)
Except as noted, beneficial ownership of each of the shares listed is comprised of both sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the director or officer.
(2)
Common stock is entitled to one vote per share and Class B common stock is entitled to ten votes per share.
(3)
Includes 19,000 shares of common stock to which Mr. Belin holds stock options exercisable within 60 days of August 8, 2025, 6,000 shares of common stock and 9,345 restricted stock awards which are fully vested as of July 21, 2025.
(4)
Includes 10,000 shares of common stock to which Mr. Benham holds stock options exercisable within 60 days of August 8, 2025, 10,000 shares of common stock and 9,345 restricted stock awards which are fully vested as of July 21, 2025.
(5)
Includes 44,000 shares of common stock to which Ms. Diddell holds stock options exercisable within 60 days of August 8, 2025 and 127,794 restricted stock awards.
(6)
Includes 30,000 shares of common stock to which Mr. Halverson holds stock options exercisable within 60 days of August 8, 2025, 9,200 shares of common stock and 9,345 restricted stock awards which are fully vested as of July 21, 2025.
(7)
Includes 37,000 shares of common stock to which Mr. Kluge holds stock options exercisable within 60 days of August 8, 2025, 39,000 shares of common stock and 9,345 restricted stock awards which are fully vested as of July 21, 2025.

(8)
Includes 10,000 shares of common stock to which Mr. Plante holds stock options exercisable within 60 days of August 8, 2025, 8,823 shares of common stock and 9,345 restricted stock awards which are fully vested as of July 21, 2025.
(9)
Includes 2,009,157 shares of common stock that would be issued upon conversion of Mr. Richardson’s Class B common stock, 80,000 shares of common stock to which Mr. Richardson holds stock options exercisable within 60 days of August 8, 2025 and 43,114 restricted stock awards. The 2,009,157 shares of Class B Stock are held in a trust with Edward J. Richardson as the trustee and sole beneficiary.
(10)
Includes 21,500 shares of common stock to which Mr. Ben holds stock options exercisable within 60 days of August 8, 2025, 5,000 shares of common stock and 57,034 restricted stock awards.
(11)
Includes 24,053 shares of common stock to which Ms. McNally holds stock options exercisable within 60 days of August 8, 2025, 3,578 shares of common stock and 42,141 restricted stock awards.
(12)
Includes 28,200 shares of common stock to which Mr. Peloquin holds stock options exercisable within 60 days of August 8, 2025, 2,020 shares of common stock and 46,296 restricted stock awards.
(13)
Includes 29,000 shares of common stock to which Mr. Ruppert holds stock options exercisable within 60 days of August 8, 2025 and 39,500 restricted stock awards.
(14)
Includes 2,009,157 shares of common stock issuable on conversion of Class B common stock, 332,753 shares of common stock issuable upon options exercisable within 60 days of August 8, 2025, 83,621 shares of common stock and 402,604 restricted stock awards.
(15)
With respect to information relating to BlackRock, Inc., we have relied solely on information supplied by such entity on the Schedule 13G/A filed by it with the SEC on January 26, 2024. BlackRock Inc. is the beneficial owner of 892,375 shares, with sole voting power over 876,270 shares and sole dispositive power over 892,375 shares. The address for BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.
(16)
With respect to information relating to DDD Partners, LLC, we have relied solely on information supplied by such entity on the Schedule 13G/A filed by it with the SEC on January 14, 2025. DDD Partners, LLC is the beneficial owner of 1,161,625 shares, with sole voting power over 1,161,625 shares and sole dispositive power over 1,161,625 shares. The address for DDD Partners, LLC is 2155 112th Avenue NE, Bellevue, WA 98004.
(17)
With respect to information relating to Dimensional Fund Advisors LP, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 14, 2024. Dimensional Fund Advisors LP is the beneficial owner of 939,058 shares, with sole voting power over 928,340 shares and sole dispositive power over 939,058 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(18)
With respect to information relating to Royce & Associates, LP, we have relied solely on information supplied by such entity on the Schedule 13G/A filed by it with the SEC on January 8, 2025. Royce & Associates, LP is the beneficial owner of 1,248,276 shares, with voting power over 1,248,276 shares and sole dispositive power over 1,248,276 shares. The address for Royce & Associates, LP is One Madison Avenue, New York, NY 10010.
(19)
With respect to information relating to The Vanguard Group, we have relied solely on information supplied by such entity on the Schedule 13G/A filed by it with the SEC on January 31, 2025. The Vanguard Group is the beneficial owner of 686,204 shares, with shared dispositive power over 9,175 shares and sole dispositive power over 677,029 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16 Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10 percent shareholders to file reports of initial ownership and reports of changes in ownership in RELL common stock. To the best of our knowledge, RELL's directors, executive officers and 10 percent shareholders complied with the requirements of Section 16(a) in a timely manner during fiscal 2025.

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, P. C. (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending May 30, 2026.

Although the Audit Committee is not required to do so, it is submitting its expected selection of our independent registered public accounting firm for ratification at the Annual Meeting in order to ascertain the views of our stockholders. The Audit Committee will not be bound by the vote of the stockholders; however, if the proposed selection is not ratified, the Audit Committee would reconsider its expected selection.

One or more representatives of BDO are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire, and will be available to respond to questions from stockholders.

Our Board of Directors recommends that you vote “FOR” ratification of the selection of BDO USA, P. C. as our independent registered public accounting firm for fiscal 2026.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of directors that are “independent” as defined under the current Nasdaq listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is available on our website www.rell.com.

The Audit Committee’s members are not professionally engaged in the practice of accounting or auditing, and they necessarily rely on the work and assurances of the Company’s management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the process of internal control over financial reporting. The independent registered public accounting firm of BDO USA, P.C. (“BDO”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of such audited financial statements with United States generally accepted accounting principles. In addition, BDO is responsible for auditing as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended May 31, 2025 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB, regarding communications concerning independence and has discussed with BDO its independence from the Company. The Audit Committee further considered whether the provision of non-audit related services by BDO to the Company is compatible with maintaining the independence of BDO with the Company. The Audit Committee has also discussed with management of the Company and BDO such other matters and received assurances from them as it deemed appropriate.

The Company’s internal auditors and BDO discussed with the Audit Committee the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal auditors and BDO, with and without management present, to discuss the results of their reviews, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Audited Financial Statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2025, for filing with the SEC.

Audit Committee of the Board of Directors Paul Plante, Chairman Jacques Belin James Benham Kenneth Halverson Robert Kluge

Independent Auditor’s Fees

The following table sets forth the aggregate fees billed for each of the last two years for professional services rendered by our independent registered public accounting firm BDO for the respective years.

	2025	2024
Audit Fees (1)	$907,524	$933,194
Tax Fees (2)	23,552	14,727
Total	$931,076	$947,921

(1)
Audit Fees were for professional services rendered for the audits of our annual financial statements included in our Annual Report on Form 10-K for the fiscal years ended May 31, 2025 and June 1, 2024 and for the reviews of the financial statements included in our quarterly reports on Forms 10-Q during such fiscal years, statutory audits for certain of our non-U.S. subsidiaries and audits of our internal controls over financial reporting.
(2)
Tax fees were for professional services rendered for tax compliance services, transfer pricing studies and cash repatriations as pre-approved by the Audit Committee.

Audit Fees and Tax Fees are reviewed and specifically approved by the Audit Committee on an annual basis. The Audit Committee has established formal policies and procedures for the pre-approval of audit-related, tax and other fees. These procedures include a review and pre-approval of an annual budget covering the nature of an amount to be expended for auditor services by specific categories of services to be provided.

RELATED PARTY TRANSACTIONS

Pursuant to our Audit Committee Charter and our Code of Conduct, related party transactions involving directors, executive officers or their immediate family members that would be required to be disclosed under SEC and Nasdaq rules must be reviewed and approved by our Audit Committee prior to the Company entering into such transactions. Our Code of Conduct generally describes a prohibited related party transaction as one that would adversely influence an employee or director in the performance of his or her duties to the Company or one that is inconsistent with or opposed to the best interests of the Company. The Code of Conduct contains many standards and examples of potentially prohibited related party transactions, but the Board of Directors retains the discretion to determine whether each potential transaction is consistent with the standards described in the Code of Conduct. Other than the broad standards outlined in the Code of Conduct, we do not have written standards for reviewing and evaluating potential related party transactions. However, Directors may consider any factors that they deem consistent with their fiduciary duties to stockholders.

There were no related party transactions for the fiscal year ended May 31, 2025.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that the performance and contribution of our executive officers are critical to the success of our long-term strategy. To attract, retain and motivate our executives to accomplish our business strategies, we have implemented executive compensation programs providing executives with the opportunity to earn compensation that rewards performance.

Objectives

The fundamental objectives of our executive compensation programs are to:

•
Attract and retain highly qualified executives by providing total compensation that is internally equitable and externally competitive;
•
Motivate executives by providing performance-based incentives to achieve our annual financial goals and long-term business strategies; and
•
Align the interests of executives with those of stockholders by rewarding our executives for individual and corporate performance measured against our goals and plans, and by granting stock options and other equity-based compensation.

To achieve our compensation objectives, we use a combination of base salary, annual bonus opportunity, the Company’s long-term incentive plan and other benefits, which are described in more detail in this Proxy Statement. When making compensation decisions, the various components of compensation are evaluated together, and the level of compensation opportunity provided for one component may impact the level and design of other components. We attempt to balance the total executive compensation program to promote the achievement of both current and long-term goals.

Our Compensation Committee (the "Committee") reviews and analyzes our executive compensation policies, programs and practices regularly in light of these objectives and our financial performance to ensure that our compensation practices are appropriately configured to achieve these objectives.

Say on Pay Feedback from Stockholders

A primary focus of the Committee is whether the Company’s executive compensation program serves the best interests of the Company’s stockholders. Our Board of Directors and the Committee value the opinions of our stockholders regarding executive compensation. As part of its ongoing review of our executive compensation program and as a component of stockholder input on our executive compensation program, the Committee considered the affirmative stockholder advisory vote on executive compensation (“Say on Pay Votes”) at the Company’s 2024 Annual Meeting of Stockholders, where our stockholders approved (on an advisory basis) the executive compensation program described in the proxy statement for that meeting. Based on this approval, the Company did not undertake any significant changes to our executive compensation program in fiscal 2025.

At the 2023 Annual Meeting of Stockholders, the Company’s stockholders also voted, on an advisory basis, whether to hold future Say on Pay Votes every one, two or three years (the “Say on Frequency Vote”). The stockholders voted to recommend that future Say on Pay Votes be held annually. After consideration of the results of the Say on Frequency Vote, the Board of Directors determined that the Company will hold future Say on Pay Votes on an annual basis. The next Say on Frequency Vote will occur at the Company’s 2029 Annual Meeting of Stockholders.

Named Executive Officers

For fiscal 2025, our Named Executive Officers were as follows:

Name	Position
Edward J. Richardson	Chairman, Chief Executive Officer and President
Wendy S. Diddell	Executive Vice President, Chief Operating Officer and Director
Gregory J. Peloquin	Executive Vice President, Power and Microwave Technologies Group (“PMT”)
Robert J. Ben	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary
Jens F. Ruppert	Executive Vice President and General Manager, Canvys

Establishing Executive Compensation

Role of the Compensation Committee. The Committee is responsible for discharging the responsibilities of the Board of Directors with respect to executive compensation. Its role is to review and approve the compensation programs, policies and practices with respect to the Company's executive officers. The Committee assists the Board in evaluating the performance of the Chief Executive Officer ("CEO"), which is conducted during executive sessions of the Board. The Committee also reviews the CEO's evaluation of the performance of the other executive officers in order to determine the base compensation and annual cash incentive and equity opportunities for the executive officers.

The Committee also administers the Company’s equity compensation plans and, in such capacity, determines equity compensation for its executive officers in the form of awards of stock, restricted stock and stock options to support the objectives of its compensation programs.

Role of Management. The CEO assists the Committee in reaching compensation decisions by developing recommended compensation for the executive officers. The CEO also develops performance objectives for each executive officer. The CEO meets with each executive officer formally on an annual basis to review past performance and to discuss performance objectives for the following year.

Role of Employment Agreements. The Company considers employment agreements to be an important part of recruiting and retaining qualified executive officers. All of the Named Executive Officers, other than Mr. Richardson, have entered into employment agreements with the Company. The employment agreements with each of the Named Executive Officers establish initial base compensation and ongoing annual cash incentive opportunity as a percentage of base compensation. These employment agreements are described in further detail in the Compensation of Named Executive Officers section. Due to his substantial equity stake in the Company, the Committee does not believe that an employment agreement with Mr. Richardson is necessary to achieve the retention goals served by employment agreements with the other Named Executive Officers.

Role of Compensation Benchmarking. One of the fundamental objectives of the Company’s compensation program is that total compensation be externally competitive. To achieve this objective, the CEO and the Committee rely on publicly available information related to competitive compensation, based on similarly sized companies in the industries in which the Company operates, internal equity comparisons and general market trends in executive compensation.

Generally, the Committee uses data from public sources to determine whether the market for executive compensation has changed significantly. If, as a result of its review of such public data, the Committee believes the market has changed significantly, then it would instruct the CEO to commission a study of executive compensation at certain comparable companies for purposes of evaluating the Company’s compensation arrangements. If the Committee does not believe the market has changed significantly, then the Committee recommends merit increases at a fixed percentage for executives. The Committee’s evaluation of competitive compensation and market trends is based on publicly available information. The Committee does not independently analyze executive compensation at any group of peer companies except when recruiting for new executives.

The Committee determined that the market had not changed significantly and as such did not analyze executive compensation at any group of peer companies for fiscal 2025. The Committee recommended, and the Board subsequently approved, 4% merit increases for all Named Executive Officers, except for Ms. Diddell who received a 10% merit increase, for fiscal 2025 The Committee recommended a reduction in the target percentages (which percentages are based on such executive officer’s base compensation) applicable to annual cash incentive compensation for Mr. Richardson, Ms. Diddell (in keeping with prior years’ practice) and Mr. Ben.

Role of Compensation Consultants. The Committee has the authority under its charter to retain compensation consultants to assist in the evaluation of executive officer compensation and benefits, and to approve the consultants’ fees and other retention terms. However, the Company and the Committee have not historically engaged compensation consultants in reviewing the Company’s compensation program or practices or determining Named Executive Officer compensation. Instead, the Committee utilizes publicly available information and informal surveys from professional human resource organizations when determining executive compensation. The Committee did not retain a compensation consultant during fiscal 2025.

Elements of Executive Compensation

We employ various elements as part of our executive compensation program which are intended to fulfill one or more of our general executive compensation objectives. The elements of total compensation for our Named Executive Officers are:

•
base compensation;
•
annual cash incentive compensation;
•
equity-based compensation;
•
profit sharing/401(k) plan; and
•
limited perquisites.

Base Compensation. Base salary is the fixed cash component of executive compensation that is intended to attract and retain high-performing executives. Base compensation is generally established based on various factors, such as the executive’s responsibilities, experience and skills, the financial performance of the Company, and competitive market pay for the relevant position. The Committee alone determines the CEO’s base compensation. In, fiscal 2023, fiscal 2024 and fiscal 2025 the Compensation Committee approved increases of 5.0%, 4.11% and 4.11%, respectively, to Mr. Richardson’s base compensation.

In fiscal 2023, Ms. Diddell received a 5.0% increase in base salary to $476,655, Mr. Peloquin received a 5.0% increase in base salary to $388,050, Mr. Ben received a 5.0% increase in base salary to $329,197 and Mr. Ruppert received a 4.01% increase in base salary to $290,103 (this amount has been converted into U.S. Dollars from Mr. Ruppert’s base salary of 277,639 Euros, using the annual average rate as of May 27, 2023). In fiscal 2024, Ms. Diddell received a 4.11% increase in base salary to $496,245, Mr. Peloquin received a 4.11% increase in base salary to $403,999, Mr. Ben received a 4.11% increase in base salary to $342,727 and Mr. Ruppert received a 4.01% increase in base salary to $312,664 (this amount has been converted into U.S. Dollars from Mr. Ruppert’s base salary of 288,773 Euros, using the annual average rate as of June 1, 2024). In fiscal 2025, Ms. Diddell received a 10.0% increase in base salary to $545,870, Mr. Peloquin received a 4.11% increase in base salary to $420,603, Mr. Ben received a 4.11% increase in base salary to $356,813 and Mr. Ruppert received a 4.01% increase in base salary to $324,790 (this amount has been converted into U.S. Dollars from Mr. Ruppert’s base salary of 300,353 Euros, using the annual average rate as of May 31, 2025).

The amount of base compensation for each of the Named Executive Officers, other than the CEO, is initially set upon the commencement of his or her employment as an executive officer with the Company and is stated in the Named Executive Officer’s employment agreement, if applicable. This initial amount is established with a goal of attracting talented executive officers to the Company and is recommended by the CEO and approved by the Committee. Thereafter, each of the Named Executive Officers’ base compensation is reviewed annually by the CEO and the Committee.

In determining appropriate levels of base compensation for executive officers, the CEO considers the executive officer’s individual performance, the financial performance of the Company and a base compensation that is externally competitive. The Committee annually reviews the base compensation of the executive officers set by the CEO. The Committee reports its findings and opinions with respect to base compensation to the Board for further discussion so that the Board may provide feedback to the CEO regarding the Board’s perception of how well the base compensation of the executive officers achieves the Company’s compensation objectives.

Annual Cash Incentive Compensation. Annual cash incentive compensation is intended to attract, as well as motivate and reward, executives for the achievement of short-term performance goals that are critical to the Company’s growth. In October 2012, the Committee recommended, and the Board and stockholders approved, the Amended and Restated Edward J. Richardson Incentive Compensation Plan whereby Mr. Richardson is eligible to receive annual cash incentive compensation based a percentage of the Company’s annual net income after tax, subject to the achievement by the Company - financial objectives set by the Committee.

In fiscal 2023, fiscal 2024 and fiscal 2025, the Committee selected three metrics by which to evaluate Mr. Richardson’s performance: achieving Company profitability goals; achieving revenue growth targets; and achieving cash and investing activity targets. Mr. Richardson was eligible under the Amended and Restated Edward J. Richardson Incentive Compensation Plan to receive annual incentive cash compensation in fiscal 2023, fiscal 2024 and fiscal 2025 which were voluntarily reduced from the 70.0% maximum bonus amount to 37.5% of his base compensation (excluding car allowance, incentive, equity award and perquisites). In fiscal 2023, fiscal 2024 and fiscal 2025 Mr. Richardson received incentives of $412,000, $177,000 and $315,000, respectively.

Named Executive Officers other than the CEO are eligible to participate in the Company’s annual incentive cash compensation program, subject to the terms of any applicable employment agreement. On an annual basis, management presents specific recommendations to the Committee regarding the financial metrics and other components to be included in the annual incentive plan for Named Executive Officers other than the CEO, which are those metrics and components that management believes will provide the best incentive to achieve desired operating results. These recommendations for target incentive percentages are developed in light of achievement under prior plans and through consultation with the CEO. The Committee considers management’s recommendation and then determines the final components and structure of our incentive compensation plans based on the objectives of our compensation program.

The target incentive percentages for Named Executive Officers were initially set by the Compensation Committee with a goal of attracting talented executive officers to the Company and are stated in the Named Executive Officer’s employment agreement, if we have an employment agreement with such Named Executive Officer. If we do not have an employment agreement with the Named Executive Officer, then the target incentive percentage is recommended by the CEO and approved by the Committee on an annual basis. The employment agreement with each current Named Executive Officer provides for target incentive opportunity of 50% of such officer’s base compensation (excluding, for the avoidance of doubt, any car allowance, incentive, equity awards and perquisites). The target incentive opportunity for Ms. Diddell was voluntarily reduced to 37.5% of her base compensation in fiscal 2023, fiscal 2024 and fiscal 2025. Mr. Ben’s target incentive opportunity was voluntarily reduced to 37.5% for fiscal 2024 and fiscal 2025 and was 50% for fiscal 2023. In recognition of fiscal 2023, fiscal 2024 and fiscal 2025 performance, and in consideration of a compensation package designed to achieve the Company’s compensation philosophy of, among other goals, retaining, motivating and rewarding our executives in the achievement of performance goals, Messrs. Peloquin and Ruppert were awarded bonuses for fiscal 2023, fiscal 2024 and fiscal 2025 based on the 50% target incentive opportunity provided in their employment agreements.

For fiscal 2025, the Named Executive Officers were eligible for cash incentives based on the following metrics:

Fiscal 2025 Incentive Metrics

	Richardson	Diddell	Peloquin	Ben	Ruppert
Revenue	33%	33%		33%
Operating Income	33%	33%		33%
Cash & Investment Activity	33%	33%		33%
Operating Income excluding Healthcare			25%		25%
Power and Microwave Technologies Group Operating Income			75%
Canvys Operating Income					75%
2% Incentive Adjustment	Variable

Targets for each of the financial metrics are established by the Committee for each fiscal year and correspond with the annual financial plan for the Company approved by the Board of Directors. Depending on the performance results achieved, pursuant to the Company’s annual cash incentive program, payments of the awards to the Named Executive Officers could vary as a percentage of the target from 0% to a maximum of 110%.

The table below sets forth the incentive targets and percentage achievement for each of the Named Executive Officers for fiscal 2025.

Fiscal 2025 Incentive Actual Performance

	Richardson	Diddell	Peloquin	Ben	Ruppert
Revenue
% Achievement	85.0%	85.0%	N/A	85.0%	N/A
Eligible	116,716	62,031		42,841
Earned	99,209	52,726		36,415

Operating Income
% Achievement	75.0%	75.0%	75.0%	75.0%	75.0%
Eligible	116,716	62,031	50,500	42,841	39,034
Earned	87,537	46,523	37,875	32,131	29,276

Cash & Investment Activity
% Achievement	110.0%	110.0%	N/A	110.0%	N/A
Eligible	116,716	62,031		42,841
Earned	128,388	68,234		47,125

PMT Operating Income
% Achievement	N/A	N/A	52.5%	N/A	N/A
Eligible			151,499
Earned			79,537

Canvys Operating Income
% Achievement	N/A	N/A	N/A	N/A	77.5%
Eligible					117,101
Earned					90,753

2% Revenue Incentive Adjustment
Earned		N/A	N/A	N/A	N/A

In addition to the incentive performance stated above, Mr. Ben and Ms. Diddell received Healthcare Asset Sale Project bonuses of $25,000 and $50,000, respectively.

Clawback Provision. The Committee approved a clawback policy allowing the Committee to clawback incentives for the Named Executive Officers in the event of fraud or illegal conduct. In addition, if the Company was required to prepare an accounting restatement due to material non-compliance with financial reporting requirements, the Committee has the right to recover incentive-based compensation that was awarded based on the erroneous data.

Hedging. The Company maintains a formal policy prohibiting directors, officers and employees from entering into hedging transactions involving our Company stock.

Equity Based Compensation. Our 2011 Long-Term Incentive Plan (as amended and restated, the “2011 Plan”) provides for grants of equity awards to our executive officers to encourage them to focus on long-term Company performance and further align the interest of the Company’s Named Executive Officers with the interests of our stockholders. The plan is administered by the Compensation Committee of the Board.

Consistent with our policy of providing a total compensation package that includes equity-based components, the Committee makes periodic decisions (normally on an annual basis) regarding appropriate equity grants based on the Company’s achievement of its financial and strategic goals and the participants’ individual performance, based on recommendations from our CEO, which is generally determined on a year-to-year basis. The Committee has the discretion to determine whether equity awards will be granted to the Named Executive Officers and, if so, the number of shares subject to each award.

The CEO submits to the Committee, on at least an annual basis, a recommendation for the amount and type of equity award to grant to each Named Executive Officer other than himself. Annual equity recommendations and grants are typically made during our first fiscal quarter and are based on the Company’s and the grant recipients’ performance in the prior fiscal year. In determining whether to approve or adjust the recommended grants, the Committee considers our financial performance in the prior fiscal year, the executive’s level of responsibility and historical award data. The Committee does not assign a specific weight to any of these factors, but rather these factors are evaluated on an aggregate and qualitative basis.

When awarded, stock options are granted at an exercise price equal to the fair market value of our common stock on the date of the grant. Under the terms of the 2011 Plan, the fair market value of the stock is the closing sale price of the stock on the date of grant. Our stock options, therefore, have value only if the stock price appreciates following the date on which the options are granted. Stock option awards to the Named Executive Officers under the 2011 Plan vest over a five-year period with 20% of the stock option grant becoming exercisable 12 months after the date of grant. The remaining options vest and are exercisable in 20% increments over the next four years.

In fiscal 2023, fiscal 2024 and fiscal 2025, each of the Named Executive Officers received a grant of restricted stock and a grant of stock options under the 2011 Plan, except for Mr. Ben (fiscal 2023 only), Mr. Peloquin and Mr. Ruppert (who received Stock Options). The fiscal 2024 and 2025 grants are reported in the table for Grants of Plan Based Awards included in the Compensation of Named Executive Officers section. With respect to these awards, the CEO recommended to the Committee the number of restricted shares and stock options to be granted to the Named Executive Officers.

Profit Sharing/401(k) Plan. We offer retirement benefits to our employees, including our Named Executive Officers, through a tax-qualified Profit Sharing/401(k) Plan, which is a defined contribution plan designed to accumulate retirement funds for participating employees through individual and Company contributions. Participants are provided the opportunity to make salary reduction contributions to the Profit Sharing/401(k) Plan on a pre-tax basis. The Profit Sharing/401(k) Plan is intended to reward continued employment with the Company.

Limited Perquisites. We offer very few perquisites to our Named Executive Officers, primarily a car allowance. The perquisites provided to each Named Executive Officer in fiscal 2025 totaled less than $15,000 and less than 10% of total annual salary and incentive reported for each Named Executive Officer.

Compensation Policies and Practices as They Relate to Risk Management. As stated above under Corporate Governance—Board Role in Risk Oversight, the Committee reviews the Company’s compensation plans and practices for all employees, including executive officers, to determine whether, in its judgment, our compensation programs encourage risk-taking likely to have material adverse effect on the Company. The Committee determined that the performance measures and goals under our compensation programs were tied to our business, financial and strategic objectives and, as such, that the programs do not encourage inappropriate or excessive risk-taking.

Fiscal Year 2026 Compensation Actions

Similar to the Company’s actions in fiscal year 2025, on July 21, 2025, the Committee approved grants by the Company of shares of restricted stock and stock options to officers and employees of the Company.

With respect to the Named Executive Officers, the Committee, in keeping with the compensation philosophy of encouraging the Company’s Named Executive Officers to focus on long-term Company performance and further align the interest of such executive officers with the interests of our stockholders, approved the following equity award grants: Mr. Richardson received an award of 20,000 shares of restricted stock and 20,000 incentive stock options, Ms. Diddell received an award of 20,000 shares of restricted stock and 20,000 incentive stock options, Mr. Peloquin received an award of 10,000 incentive stock options, Mr. Ben received an award of 8,500 shares of restricted stock and 10,000 incentive stock options, and Mr. Ruppert received an award of 2,000 shares of restricted stock and 10,000 incentive stock options.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed the foregoing Compensation Discussion and Analysis (the “CD&A”) for the fiscal year ended May 31, 2025 and discussed the CD&A with management. In reliance on the reviews and discussions referred to above, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement for the year ended May 31, 2025, for filing with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors
Paul Plante (Chairman)
Jacques Belin
James Benham
Kenneth Halverson Robert Kluge

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The functions and members of the Compensation Committee of the Board of Directors are set forth above under “Corporate Governance - Board and Committee Information – Compensation & Governance Committee.” All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. None of our executive officers currently serves, or served during fiscal 2025, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K (“PvP Rules”) we are providing information regarding the relationship between executive compensation and our financial performance. In determining the Compensation Actually Paid (“CAP”) to our named executive officers, we are required to make various adjustments to amounts that are reported in the Summary Compensation Table (“SCT”), as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.

For additional information on how the Company aligns executive compensation with Company performance, see Elements of Executive Compensation ─ Annual Cash Incentive Compensation.

The table below summarizes compensation values both reported in our Summary Compensation Table, as well as the adjusted values as required by the PvP Rules for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021.

			Average Summary	Average	Value of Initial Fixed $100
			Compensation	Compensation	Investment Based on:
	Summary Compensation	Compensation	Table Total For	Actually Paid to
	Table Total	Actually Paid	Non-PEO Named	Non-PEO Named	Total	Peer Group Total
Year	for PEO	to PEO	Executive Officers	Executive Officers	Shareholder Return	Shareholder Return	Net Income	Revenue

2025	$1,623,147	$1,082,720	$732,326	$514,937	$241	$139	$(1,143,000)	$208,909,000
2024	1,546,052	683,982	621,590	262,766	295	119	61,000	196,460,000
2023	1,725,932	2,394,545	734,117	1,045,432	449	119	22,333,000	262,658,000
2022	1,368,106	2,060,566	643,663	978,487	356	134	17,927,000	224,620,000
2021	1,230,517	1,655,892	553,821	755,588	213	178	1,655,000	176,937,000

Mr. Edward J. Richardson served as the Principal Executive Officer (“PEO”) for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021. The Other Non-PEO Named Executive Officers (“non-PEO - NEOs”) for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021 included: Ms. Wendy S. Diddell, Mr. Gregory J. Peloquin, Mr. Robert J. Ben and Mr. Jens F. Rupert.

A reconciliation of the total compensation reported in the Summary Compensation Table to the Compensation Actually Paid for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021 for the Company's Principal Executive Officer follows:

	Fiscal Year
	2025	2024	2023	2022	2021

Total Compensation, Summary Compensation Table	$1,623,147	$1,546,052	$1,725,932	$1,368,106	$1,230,517
Deduction for amounts reported under the Stock Awards column in the SCT	(237,800)	(310,200)	(312,000)	(153,200)	(85,200)
Deduction for Amounts Reported under the Option Awards column in the SCT	(99,000)	(126,600)	(108,800)	(30,000)	(9,800)
Fair value of unvested Stock Options granted in fiscal year	99,000	126,600	108,800	30,000	9,800
Fair value of unvested Stock Award granted in fiscal year	179,000	223,800	347,800	279,800	171,000
Change in Fair Value of outstanding Options and Stock Awards granted in prior fiscal years	(409,227)	(665,910)	517,530	418,897	227,235
Change in Fair Value of outstanding Options and Stock Awards granted in prior fiscal year that vest during the fiscal years	(72,400)	(109,760)	115,283	146,963	112,340
Compensation Actually Paid	$1,082,720	$683,982	$2,394,545	$2,060,566	$1,655,892

A reconciliation of the total compensation reported in the Summary Compensation Table to the Compensation Actually Paid for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021 for the Company's Non-PEO Named Executive Officers follows:

	Fiscal Year
	2025	2024	2023	2022	2021

Average Compensation, Summary Compensation Table	$732,326	$621,590	$734,117	$643,663	$553,821
Deduction for amounts reported under the Stock Awards column in the SCT	(81,744)	(77,550)	(107,250)	(90,963)	(50,588)
Deduction for amounts reported under the Option Awards Column in the SCT	(61,875)	(79,125)	(68,000)	(15,563)	(5,084)
Fair value of unvested Stock Options granted in fiscal year	61,875	79,125	68,000	15,563	5,084
Fair value of unvested Stock Award granted in fiscal year	61,531	55,950	119,556	166,131	101,531
Change in Fair Value of outstanding Options and Stock Awards granted in prior fiscal years	(163,951)	(282,364)	231,152	195,838	104,659
Change in Fair Value of outstanding Options Stock Awards granted in prior fiscal years that vest during the fiscal year	(33,225)	(54,860)	67,857	63,817	46,165
Average of Compensation Actually Paid	$514,937	$262,766	$1,045,432	$978,487	$755,588

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance. Accordingly, compensation actually paid as disclosed in the table above may not specifically align with achievement of performance measures for a particular year. In accordance with the PvP Rules we are providing charts to illustrate the relationships between information presented in the Pay Versus Performance table for net income, revenue and total shareholder return (“TSR”).

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021.

CAP vs. Net Income
Compensation Actually Paid
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
-5,000,000
Net Income (dollars in millions)
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Net Income

CAP vs. Net Income Compensation Actually Paid $3,000,000 $2,500,000 $2,000,000 $1,500,000 $1,000,000 $500,000 $0 Net Income (dollars in millions) $25,000,000 $20,000,000 $15,000,000 $10,000,000 $5,000,000 $0 2021 2022 2023 PEO CAP NEO CAP Net Income

Compensation Actually Paid and Revenue

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Revenue for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021.

CAP vs. Revenue
Compensation Actually Paid
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
300,000,000
250,000,000
200,000,000
150,000,000
100,000,000
50,000,000
0
Revenue (dollars in millions)
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Revenue

CAP vs. Revenue Compensation Actually Paid $3,000,000 $2,500,000 $2,000,000 $1,500,000 $1,000,000 $500,000 $0 Revenue (dollars in millions) $3,000,000 $2,500,000 $2,000,000 $1,500,000 $1,000,000 $500,000 $0 2021 2022 2023 PEO CAP NEO CAP Revenue

Compensation Actually Paid and TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR and the Russell Microcap Technology’s (peer group) TSR for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021.

CAP vs. TSR Compensation Actually Paid Total Shareholder Return $3,000,000 $2,500,000 $2,000,000 $1,500,000 $1,000,000 $500,000 $0 $500 $450 $400 $350 $300 $250 $200 $150 $100 $50 $0 2021 2022 2023 PEO CAP NEO CAP Company TSR Peer Group TSR

CAP vs. TSR
Compensation Actually Paid
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Total Shareholder Return
500
450
400
350
300
250
200
150
100
50
00
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Company TSR
Peer Group TSR

Company TSR and Peer Group TSR

The following chart compares the Company’s cumulative TSR and the Russell Microcap Technology’s (peer group) TSR for fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021.

Company vs. Peer Group $500 $450 $400 $350 $300 $250 $200 $150 $100 $50 $0 2021 2022 2023 Company TSR Peer Group TSR

Financial Performance Measures

The most important metrics we use to determine compensation which is discussed in the Compensation Discussion and Analysis within the section of Elements of Executive Compensation are as follows:

•
Operating income
•
Revenue
•
Cash and investing activity targets

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following tables and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis. The tables present compensation for our CEO and CFO and each of the three most highly compensated executive officers active at the end of fiscal 2025.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Edward J. Richardson	2025	958,081	237,800	99,000	315,134	13,132	1,623,147
Chairman of the Board,	2024	919,550	310,200	126,600	176,570	13,132	1,546,052
President and	2023	880,440	312,000	108,800	411,560	13,132	1,725,932
Chief Executive	2022	844,589	153,200	30,000	326,529	13,788	1,368,106
Officer	2021	819,749	85,200	9,800	301,689	14,079	1,230,517
Wendy S. Diddell	2025	528,692	237,800	99,000	217,483	77,320	1,160,295
Executive Vice	2024	489,087	310,200	126,600	93,842	42,492	1,062,221
President and	2023	468,798	312,000	108,800	183,287	47,923	1,120,808
Chief Operating	2022	449,380	153,200	30,000	173,541	29,800	835,921
Officer	2021	436,176	85,200	9,800	160,336	33,278	724,790
Gregory J. Peloquin	2025	419,326	—	49,500	117,412	25,587	611,825
Executive Vice	2024	402,772	—	63,300	12,127	21,175	499,374
President Power	2023	386,628	—	54,400	165,153	22,413	628,594
and Microwave	2022	368,743	76,600	13,500	188,375	21,412	668,630
Technologies Group	2021	357,982	42,600	4,410	130,532	19,064	554,588
Robert J. Ben	2025	353,833	89,175	49,500	140,671	23,329	656,508
Chief Financial Officer,	2024	339,605	—	63,300	64,812	23,186	490,903
Chief Accounting	2023	325,580	117,000	54,400	168,780	22,199	687,959
Officer and Corporate	2022	311,589	57,450	11,250	119,853	20,291	520,433
Secretary	2021	302,465	31,950	3,675	110,735	18,277	467,102
Jens Ruppert (4)	2025	314,435	—	49,500	120,029	16,711	500,675
Executive Vice	2024	302,464	—	63,300	51,667	16,431	433,862
President and	2023	280,639	—	54,400	147,130	16,936	499,105
General Manager,	2022	292,603	76,600	7,500	152,444	20,522	549,669
Canvys	2021	294,012	42,600	2,450	111,043	18,700	468,805

(1)
Amounts in this column represent the aggregate grant date fair value of stock awards calculated in accordance with Financial Accounting Standards Board ASC topic 718. The amounts reflect our accounting expenses for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note 3, Significant Accounting Policies and Disclosures - Share-Based Compensation, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on August 4, 2025.
(2)
Amounts in this column represent annual incentive payments earned for fiscal 2025, 2024, 2023, 2022 and 2021 based on incentive goals established at the beginning of each fiscal year and tied to the Company’s financial goals and personal performance measures, and approved by the Compensation and Governance Committee of the Board of Directors. In addition to the incentive payments, Mr. Ben and Ms. Diddell received Healthcare Asset Sale Project bonuses of $25,000 and $50,000, respectively, for fiscal 2025. Additional details regarding annual incentive payments made in 2025 are set forth in the Compensation Discussion and Analysis under Annual Cash Incentive Compensation.
(3)
All Other Compensation for each Named Executive Officer, except Mr. Ruppert, includes: (a) $12,000 annually for car allowance; (b) matching contributions made to the 401(k) plan; and (c) imputed income for each Named Executive Officer, except Mr. Ruppert, group term life insurance in excess of a $50,000 death benefit. For Ms. Diddell, All Other Compensation also includes: (i) $50,791 accrued, but not paid, in fiscal 2025, (ii) $20,051 accrued, but not paid, in fiscal 2024, (iii) $20,259 accrued, but not paid, in fiscal 2023, (iv) $13,754 accrued, but not paid, in fiscal 2022 and (v) $14,856 accrued, but not paid, in fiscal 2021, in connection with termination payments payable to her. Ms. Diddell’s termination payments are discussed below under the heading Employment Agreements. Mr. Ruppert’s All Other Compensation is entirely related to a car lease paid for by the Company.

(4)
Amounts have been converted into US Dollars from Euros based on an annual average exchange rate as of the last day of each respective fiscal year.

Grants of Plan Based Awards for Fiscal 2025

					All other Stock Awards;	All other Option Awards;	Exercise	Base Price of	Grant Date Fair Value of Restricted Stock
	Estimated Future Payments Under Equity Incentive Plan Awards				Number of Shares of	Number of Securities	or Base Price of	Restricted Stock	Awards and
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Stock or Units (#)	Underlying Options (#)	Option Awards	Awards ($/Sh) (1)	Options ($) (2)
Edward J. Richardson	91,135	364,539	546,808	7/22/24	20,000	20,000	11.89	11.89	336,800
Wendy S. Diddell	51,175	204,701	307,052	7/22/24	20,000	20,000	11.89	11.89	336,800
Gregory Peloquin	52,575	210,302	315,452	7/22/24	—	10,000	11.89	11.89	49,500
Robert J. Ben	33,451	133,805	200,707	7/22/24	7,500	10,000	11.89	11.89	138,675
Jens F. Ruppert	40,599	162,395	243,592	7/22/24	—	10,000	11.89	11.89	49,500

(1)
The base price of restricted stock awards is equal to the closing price of our common stock on the date of grant, as reported on Nasdaq.
(2)
The amounts represent the aggregate grant date fair value computed in accordance with ASC Topic 718 pursuant to Item 402 of Regulation S-K.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on the holdings of stock option and restricted stock awards by the Named Executive Officers as of the end of fiscal 2025.

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Edward J. Richardson	20,000	—	5.61	7/22/29	—	—
	16,000	4,000	4.26	7/21/30	—	—
	12,000	8,000	7.66	7/19/31	—	—
	8,000	12,000	15.60	7/18/32	—	—
	4,000	16,000	15.51	7/17/33	—	—
	—	20,000	11.89	7/22/34	40,001	358,009
Wendy S. Diddell	4,000	—	5.61	7/22/29	—	—
	4,000	4,000	4.26	7/21/30	—	—
	4,000	8,000	7.66	7/19/31	—	—
	8,000	12,000	15.60	7/18/32	—	—
	4,000	16,000	15.51	7/17/33	—	—
	—	20,000	11.89	7/22/34	40,000	358,009
Gregory J. Peloquin	3,600	—	5.61	7/22/29	—	—
	3,600	1,800	4.26	7/21/30	—	—
	5,400	3,600	7.66	7/19/31	—	—
	4,000	6,000	15.60	7/18/32	—	—
	2,000	8,000	15.51	7/17/33	—	—
	—	10,000	11.89	7/22/34	—	—
Robert J. Ben	2,000	—	5.61	7/22/29	—	—
	2,000	1,500	4.26	7/21/30
	2,500	3,000	7.66	7/19/31	—	—
	4,000	6,000	15.60	7/18/32	—	—
	2,000	8,000	15.51	7/17/33	—	—
	—	10,000	11.89	7/22/34	10,000	89,500
Jens F. Ruppert	6,000	—	9.10	8/20/28	—	—
	2,000	—	5.61	7/22/29	—	—
	4,000	1,000	4.26	7/21/30	—	—
	3,000	2,000	7.66	7/19/31	—	—
	4,000	6,000	15.60	7/18/32	—	—
	2,000	8,000	15.51	7/17/33	—	—
	—	10,000	11.89	7/22/34	—	—

(1)
Options vest on the anniversary of the grant date and become exercisable in annual increments of 20%.
(2)
The expiration date of each option occurs ten years after the date of grant of each option. The table below provides the grant date for each outstanding equity award at the end of the 2025 fiscal year and the respective vesting schedule.
(3)
Restricted stock awards vest on the anniversary of the grant date in three equal installments.
(4)
The market value is based on the closing market price of the Company as of May 30, 2025 (the last trading day prior to the Company’s fiscal year end), being $8.95 per share.

The table below provides the grant date for each outstanding equity award at the end of the 2025 fiscal year, total award, vesting years, vested shares and remaining vesting schedule.

Name	Grant Date (1)	Number of Stock Options Granted	Number of Restricted Stock Awards	Vesting Years	Vested Shares	Fiscal 2025	Fiscal 2026	Fiscal 2027	Fiscal 2028	Fiscal 2029	Fiscal 2030
Edward J. Richardson	7/22/2019	20,000	—	5	20,000	—	—	—	—	—	—
	7/21/2020	20,000	—	5	16,000	—	4,000	—	—	—	—
	7/19/2021	20,000	—	5	12,000	—	4,000	4,000	—	—	—
	7/19/2021	—	20,000	3	20,000	—	—	—	—	—	—
	7/18/2022	20,000	—	5	8,000	—	4,000	4,000	4,000	—	—
	7/18/2022	—	20,000	3	13,333	—	6,667	—	—	—	—
	7/17/2023	20,000	—	5	4,000	—	4,000	4,000	4,000	4,000	—
	7/17/2023	—	20,000	3	6,666	—	6,667	6,667	—	—	—
	7/22/2024	20,000	—	5	—	—	4,000	4,000	4,000	4,000	4,000
	7/22/2024	—	20,000	3	—	—	6,666	6,667	6,667	—	—
Wendy S. Diddell	7/22/2019	20,000	—	5	20,000	—	—	—	—	—	—
	7/21/2020	20,000	—	5	16,000	—	4,000	—	—	—	—
	7/19/2021	20,000	—	5	12,000	-	4,000	4,000	—	—	—
	7/19/2021	—	20,000	3	20,000	—	—	—	—	—	—
	7/18/2022	20,000	—	5	8,000	—	4,000	4,000	4,000	—	—
	7/18/2022	—	20,000	3	13,333	—	6,667	—	—	—	—
	7/17/2023	20,000	—	5	4,000	—	4,000	4,000	4,000	4,000	—
	7/17/2023	—	20,000	3	6,666	—	6,667	6,667	—	—	—
	7/22/2024	20,000	—	5	—		4,000	4,000	4,000	4,000	4,000
	7/22/2024	—	20,000	3	—		6,666	6,667	6,667	—	—
Gregory J. Peloquin	7/22/2019	9,000	—	5	9,000	—	—	—	—	—	—
	7/21/2020	9,000	—	5	7,200	—	1,800	—	—	—	—
	7/19/2021	9,000	—	5	5,400	—	1,800	1,800	—	—	—
	7/19/2021	—	10,000	3	10,000	-	—	—	—	—	—
	7/18/2022	10,000	—	5	4,000	—	2,000	2,000	2,000	—	—
	7/17/2023	10,000	—	5	2,000	—	2,000	2,000	2,000	2,000	—
	7/22/2024	10,000	—	5	—	—	2,000	2,000	2,000	2,000	2,000
Robert J. Ben	7/22/2019	7,500	—	5	7,500	—		—	—	—	—
	7/21/2020	7,500	—	5	6,000	—	1,500	—	—	—	—
	7/19/2021	7,500	—	5	4,500	-	1,500	1,500	—	—	—
	7/19/2021	—	7,500	3	7,500	—	—	—	—	—	—
	7/18/2022	10,000	—	5	4,000	—	2,000	2,000	2,000	—	—
	7/18/2022	—	7,500	3	5,000	—	2,500	—	—	—	—
	7/17/2023	10,000	—	5	2,000	—	2,000	2,000	2,000	2,000	—
	7/22/2024	10,000	—	5	—	—	2,000	2,000	2,000	2,000	2,000
	7/22/2024	—	7,500	3	—	—	2,500	2,500	2,500	—	—
Jens F. Ruppert	7/22/2019	5,000	—	5	5,000	—	—	—	—	—	—
	7/21/2020	5,000	—	5	4,000	—	1,000	—	—	—	—
	7/19/2021	5,000	—	5	3,000	—	1,000	1,000	—	—	—
	7/19/2021	—	10,000	3	10,000	—	—	—	—	—	—
	7/18/2022	10,000	—	5	4,000	—	2,000	2,000	2,000	—	—
	7/17/2023	10,000	—	5	2,000	—	2,000	2,000	2,000	2,000	—
	7/22/2024	10,000	—	5	—	—	2,000	2,000	2,000	2,000	2,000

(1)
Share vest over the vesting period on the anniversary of the grant date.

Option Exercises and Stock Vested

The following table provides information for fiscal 2025 for our Named Executive Officers on stock option exercises during fiscal 2025, including the number of shares acquired on exercise, and the vesting of restricted stock, and, in each case, the values realized therefrom.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired at Vesting	on Vesting
Name	(#)	($)	(#)	($)
Edward J. Richardson	—	$—	20,000	$238,666
Wendy S. Diddell	—	—	20,000	238,666
Gregory J. Peloquin	—	—	3,334	38,408
Robert J. Ben	2,500	19,493	5,000	58,375
Jens F. Ruppert	—	—	3,334	38,408

Employment Agreements

Pursuant to the terms of her employment agreement dated June 1, 2004, as amended December 23, 2015, Wendy S. Diddell is employed as Executive Vice President, Chief Operating Officer. Under the terms of the employment agreement, Ms. Diddell received an initial base salary of $185,000 and a bonus opportunity of up to 50% of her then current base salary. Either the Company or Ms. Diddell may terminate her employment at any time for any reason, and upon any such a termination, the Company will be obligated to pay Ms. Diddell her then annual base salary for twelve months following such termination. During her employment term and for one year after termination for any reason, Ms. Diddell is prohibited from competing against the Company. Ms. Diddell’s employment with the Company is for an indefinite term, during which she is employed on an at-will basis.

Gregory J. Peloquin is employed as Executive Vice President, Power and Microwave Technologies Group under an employment agreement dated June 26, 2014, pursuant to which he received an initial base salary of $309,000 and a bonus opportunity of up to 50% of his then current base salary. Pursuant to the terms of his employment agreement, Mr. Peloquin's employment may be terminated by Mr. Peloquin by providing 60 days’ written notice to the Company. If the Company terminates Mr. Peloquin for any reason other than for cause, disability or death, the Company will be obligated to pay Mr. Peloquin his then annual base salary for twelve months following such termination. During his employment term and for one year after termination for any reason, Mr. Peloquin is prohibited from competing against the Company. Mr. Peloquin's employment with the Company is for a five-year term, during which he is employed on an at-will basis. The term shall be extended automatically for successive one-year periods unless written notice of non-renewal is provided to Mr. Peloquin or the Company within 60 days prior to the expiration of the Employment Term.

Robert J. Ben is employed as Executive Vice President, Chief Financial Officer and Corporate Secretary under an employment agreement dated August 4, 2015, pursuant to which he received an initial base salary of $270,000 and a bonus opportunity of up to 50% of his then current base salary. Mr. Ben also assumed the role of Chief Accounting Officer on October 16, 2016. Pursuant to the terms of his employment agreement, Mr. Ben’s employment may be terminated by Mr. Ben by providing 60 days’ written notice to the Company. If the Company terminates Mr. Ben for any reason other than for cause, disability or death, the Company will be obligated to pay Mr. Ben his then annual base salary for twelve months following such termination. During his employment term and for one year after termination for any reason, Mr. Ben is prohibited from competing against the Company. Mr. Ben’s employment with the Company is for a three-year term, during which he is employed on an at-will basis. The term shall be extended automatically for successive one-year periods unless written notice of non-renewal is provided to Mr. Ben or the Company within 60 days prior to the expiration of the Employment Term.

Jens Ruppert is employed as Executive Vice President and General Manager, Canvys under an employment agreement dated August 1, 2015, pursuant to which he received an initial base salary of €200,000 and a bonus opportunity of up to 50% of his then current base salary. Pursuant to the terms of his employment agreement, Mr. Ruppert’s employment may be terminated by either party without a notice period and must be in writing. If the Company terminates Mr. Ruppert for any reason other than for misconduct, the Company will be obligated to pay Mr. Ruppert six times his then monthly base salary at the time of termination. Mr. Ruppert’s employment with the Company is for an indefinite period of time.

Mr. Richardson does not have an employment agreement with the Company.

Potential Payment upon Termination or Change in Control

The following table shows potential payments to our Named Executive Officers under existing contracts, agreements, plans or arrangements for various scenarios under termination or a change in control, assuming a May 31, 2025 termination date or change in control. Such payments are subject to the terms of the employment agreements as described above.

Name	Termination for Cause or Voluntary Termination without Good Reason	Voluntary Termination for Good Reason by Executive	Death	Disability	Termination without Cause by Company	Change in Control with Termination by Executive	Termination by Executive for any Reason
Edward J. Richardson	$—	$—	$—	$—	$—	$—	$—
Wendy S. Diddell	556,448	556,448	—	—	556,448	556,448	556,448
Gregory J. Peloquin	—	—	—	—	420,603	—	—
Robert J. Ben	—	—	—	—	356,813	356,813	—
Jens F. Ruppert	—	—	—	—	162,395	—	—

Such payments are subject to the terms of the employment agreement as described above and, further, commencement of such payments may be delayed following an executive’s termination to comply with Section 409A of the Internal Revenue Code.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual compensation of our Chief Executive Officer and the annual total compensation of our median employee, as of May 31, 2025.

For our fiscal year 2025, the total annual compensation of our median employee was $80,000.As reported in the Summary Compensation Table, the annual total compensation for our CEO for fiscal 2025 was $1,623,000. Based on this information, the ratio of annual total compensation of our CEO to the median employee was 20:1.

We identified the median employee in fiscal 2025 by examining the fiscal 2025 total taxable compensation for all individuals who were employed by us on May 31, 2025 (excluding certain employees who had not yet been paid as of that date given their recent start date). We believe our use of total taxable compensation for these employees was appropriate because taxable income is a consistently applied compensation measure and the information is reasonably ascertainable. After identifying the median employee based on total taxable compensation, we calculated the employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

PROPOSAL 3 – ADVISORY VOTE REGARDING COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company’s stockholders have the opportunity to approve, by means of a non-binding advisory vote, the compensation of its Named Executive Officers as disclosed in this proxy statement.

This proposal, commonly referred to as “say-on-pay,” enables stockholders to express or withhold their approval, on an advisory basis, of the Company’s executive compensation program in general. The vote is intended to provide an assessment by the Company’s stockholders of its overall executive compensation program and not of any one or more particular elements of that program. The Compensation Committee and the full Board intend to consider and take into account the outcome of this non-binding advisory vote in making future executive compensation decisions. Because this vote is advisory and non-binding, it will not necessarily affect or otherwise limit any future compensation of any of the Named Executive Officers.

The Company’s executive compensation program is described in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative discussion. Stockholders are strongly urged to read this material in its entirety to obtain an informed understanding of the compensation programs for our executives.

The Company believes that its executive compensation program is aligned with the long-term interests of its stockholders. In addition to enabling the Company to attract and retain executive officers of the necessary caliber, its executive compensation program has as its objectives (i) motivating executives by providing performance-based incentives to achieve the Company’s annual financial goals and long-term business strategies; and (ii) aligning the interests of executives with those of stockholders by rewarding its executives for individual and corporate performance measured against its goals and plans and by granting stock options and other equity-based compensation.

The Company believes that its executive compensation program satisfies these objectives. The Company’s executive compensation program consists of cash compensation and long-term incentive compensation. Cash compensation is paid in the form of a base salary and a performance bonus based on financial and personal performance, and long-term incentive compensation is paid in the form of stock options or restricted stock.

For these reasons and the reasons elaborated more fully in the “Compensation Discussion and Analysis” section and the related tables and narrative discussion, the Board of Directors requests stockholders to approve the following resolution:

Resolved, that the stockholders, on an advisory basis, approve the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” section and the related compensation tables and narrative discussion.

The Board of Directors has adopted a policy providing for annual "say-on-pay" advisory votes and the next when to "say-on-pay" vote will occur at the 2029 annual meeting.

Our Board of Directors recommends that you vote “FOR” the approval on an advisory basis of the compensation of our Named Executive Officers.

PROPOSAL 4 - APPROVAL OF AMENDMENT ONE TO THE RICHARDSON ELECTRONICS, LTD.

AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve Amendment One (the “Amendment”) to the Richardson Electronics, Ltd. 2011 Amended and Restated Long-Term Incentive Plan (the “Stock Plan”), in order to increase the maximum number of shares of our common stock that may be issued under the Stock Plan by an additional 2,000,000 shares, to an aggregate of 5,500,000 shares. As of August 8, 2025, an aggregate of 1,266,338 shares of our common stock were issuable under the Stock Plan and an aggregate of 85,914 shares of our common stock remained available for future issuance. After giving effect to the Amendment, there would be 2,085,914 shares of our common stock available for future equity grants. The closing price of our common stock as of August 8, 2025 was $9.59 per share, as reported by Nasdaq.

On July 22, 2025, the Board voted unanimously to approve and recommend to stockholders the approval of the Amendment. The material terms of the Stock Plan and of the proposed amendments are provided below. The following is a summary of the material terms of the Stock Plan, as amended and restated, subject to receiving stockholder approval. This description is a summary and is not intended to be exhaustive and is accordingly qualified in its entirety by the full text of the Amendment and Stock Plan as set forth as Annexes I and II to this Proxy Statement, respectively. Stockholders are encouraged to read the Amendment and Stock Plan in their entirety.

Other than the increase of the maximum number of shares of our common stock that may be issued under the Stock Plan by an additional 2,000,000 shares in the Amendment, no edits are being proposed to the Stock Plan.

Summary of the Stock Plan

This description is a summary and is not intended to be exhaustive and is accordingly qualified in its entirety by the full text of the Stock Plan as set forth as Annex II to this Proxy Statement. Stockholders are encouraged to read the Stock Plan in its entirety as set forth on Annex II.

Purpose

The Board believes that stock-based awards are an important element of the Company’s compensation programs. The Stock Plan promotes the Company’s compensation philosophy and objectives in that the primary objectives of the Stock Plan are to provide incentives to certain officers, employees, directors, consultants and other service providers to manage the business of the Company and its affiliates in a manner that will provide for the long-term growth and profitability of the Company; to encourage stock ownership and provide such recipients with a proprietary interest in the Company; and to provide a further means of hiring, rewarding and retaining key personnel.

The Stock Plan allows the Company the flexibility to grant a variety of stock and stock-based awards (each, an “Award” and collectively, the “Awards”), including, without limitation, stock options and stock appreciation rights, granted separately or in tandem with each other, and restricted shares and restricted share units, both time vested and/or conditioned on the attainment of performance goals. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the Stock Plan. The Stock Plan also provides for the grant of cash performance Awards whose value is not determined by reference to shares of the Company’s Common Stock.

Eligibility

Under the Stock Plan, the Committee at its discretion may grant Awards to officers, employees, directors, consultants, and other service providers of the Company or any affiliate of the Company (including Company subsidiaries); provided, however, that an incentive stock option may only be granted to an employee of the Company or its subsidiaries (or any parent entity of the Company). The Committee has discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its affiliates to whom Awards will be granted (as well as the terms and provisions of Awards), subject to the Stock Plan. The basis for participation in the Stock Plan is the Committee’s decision, in its sole discretion, that an award to an eligible participant will further the Stock Plan’s purposes. In exercising its discretion, the Committee will consider the recommendations of management and the purpose of the Stock Plan - see “Purpose,” above. By approving the Stock Plan, stockholders would be approving the potential grant of awards to the aforesaid categories of eligible persons, in accordance with the rules of the Stock Plan and subject to the applicable limits therein.

As of August 8, 2025, the Company and its affiliates (which include its subsidiaries) had 6 officers (including officers who are also directors), 390 full-time employees (excluding officers) and 5 non-employee directors eligible to participate in and receive Awards under the Stock Plan. Therefore, as of August 8, 2025, a total of approximately 401 persons in those categories are eligible to participate in the Stock Plan.

Limits on Individual Awards

Applicable provisions of the Code restrict the Company’s ability, in the absence of stockholder approval, to grant incentive stock options under Code Section 421. In the case of incentive stock options, the aggregate fair market value of shares with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company may not exceed $100,000.

The maximum number of shares of Common Stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other Awards that are denominated in shares of Common Stock shall not exceed 200,000, subject to adjustment in accordance with the provisions of the Stock Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance Award denominated in cash during any calendar year to an employee may not exceed $2,000,000.

Shares Subject to the Stock Plan

The number of shares of Common Stock available for awards under the Stock Plan is the remaining number of shares available under the Stock Plan plus the additional 2,000,000 shares included in the Amendment. As of August 8, 2025, there were 1,266,338 shares of our common stock were issuable under the Stock Plan and an aggregate of 85,914 shares of our common stock remained available for future issuance under the Stock Plan, subject to adjustment as provided therein. With the addition of 2,000,000 shares requested pursuant to the Amendment, there would be 2,085,914 shares of our common stock available for future issuance. Up to 100% of the shares reserved under the Stock Plan may be issued pursuant to incentive stock options, in the form of any other Award, or in any combination thereof. In the event all or a portion of an Award is forfeited, cancelled, expired or terminated before becoming vested, paid, exercised, converted or otherwise settled in full, that number of shares shall be again available under the Stock Plan and shall not count against the maximum number of reserved shares under the Stock Plan.

Valuation

Under the Stock Plan, the determination of the value of a share of Common Stock (so long as the Company’s Common Stock is actively traded on a national securities exchange or nationally recognized quotation or market system) means the price at which Common Stock shall have been sold on the date of determination or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Common Stock are then traded. If the Company’s Common Stock is not actively traded on any such exchange or system, then the fair market value for the Common Stock shall mean the price of the Common Stock as reported by such exchange or system on the date of determination or the trading date immediately preceding such date. In the event the Company’s Common Stock is not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, fair market value shall mean the fair market value of a share of Common Stock as determined by the Committee. The closing price of our Common Stock as of August 8, 2025 was $9.59 per share, as reported by Nasdaq.

Notwithstanding the foregoing, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of the Company’s Common Stock, or any other method which the Committee determines is reasonably indicative of the fair market value; provided, however, that for purposes of granting nonqualified stock options or stock appreciation rights, fair market value shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting incentive stock options, fair market value shall be determined in accordance with the requirements of Code Section 422.

Share Counting

Options and stock appreciation rights awarded shall reduce the shares available for Awards under the Stock Plan by one share for every one share subject to such Award. Full value awards (all Awards other than options and stock appreciation rights) settled in shares of Common Stock shall reduce the shares available for Awards by two shares for every one share awarded. Shares of Common Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Common Stock attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Common Stock that are withheld from an Award upon vesting) will again be available for purposes of the Stock Plan.

Repricing

Without the approval of the Company’s stockholders, (a) the exercise price of an option or price of a share appreciation right may not be reduced after it is granted and (b) an option or share appreciation right may not be surrendered in consideration of, or in exchange for, a new option or stock appreciation right, as applicable, having an exercise price below that of the Award that was surrendered, Common Stock, cash or any other Award.

Administration

The Stock Plan provides for administration by a committee appointed by the Board or, alternatively if no such committee is appointed, by the entire Board. The Compensation and Governance Committee of the Board (the “Committee”) oversees and acts as administrator of the Stock Plan. When appointing members to the Committee, the Board is to take into consideration the “outside director” standards contained in Code Section 162(m), the “non-employee” director standards contained in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, the requirements of the national securities exchange or nationally recognized quotation or market system on which the Company’s Common Stock is then traded. Subject to the terms of the Stock Plan, the Committee has the authority to grant Awards under the Stock Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Plan, including, without limitation, the authority (i) to determine which affiliates and which employees shall be covered by the Stock Plan; (ii) to determine the terms and provisions of the respective Awards and Award programs; (iii) to adopt, amend or rescind rules and procedures relating to the Stock Plan; and (iv) to make all determinations necessary or advisable for the proper administration of the Stock Plan. The Committee’s decisions relating to the administration of the Stock Plan and grants of Awards shall be final and binding on all persons.

The Stock Plan permits the Committee to authorize one or more officers of the Company (i) to designate individuals (other than officers or directors of the Company or any affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Stock Plan and (ii) to determine the number of shares as to which an Award is granted, subject to the maximum number established by the Committee.

Types of Awards

The Stock Plan permits the Committee to make a variety of Awards, including incentive and nonqualified options to purchase shares of the Company’s Common Stock, stock appreciation rights, other stock-based Awards which are settled in either cash or shares of the Company’s Common Stock and are determined by reference to shares of stock, such as grants of restricted Common Stock, grants of rights to receive stock in the future, or dividend equivalent rights, and cash performance Awards, which are settled in cash and are not determined by reference to shares of the Company’s Common Stock. These discretionary Awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

The number of shares of Common Stock as to which any Award is granted, the potential payout of any Award not denominated in shares of Common Stock and the eligible persons to whom Awards are granted will be determined by the Committee, subject to the provisions of the Stock Plan. Awards are evidenced by an award agreement (an “Award Agreement”), which sets forth the terms, conditions and restrictions determined by the Committee pursuant to the terms of the Stock Plan. Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Stock Plan.

•

Options. The Committee may grant both “incentive stock options” (as that term is defined in Section 422 of the Code), which provide the recipient with favorable tax treatment, or options that are not incentive stock options (“non-qualified stock options”).

A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. The purchase price per share of stock subject to a stock option is determined by the Committee and set forth in the Award Agreement but cannot be less than the fair market value of the stock on the date of grant.

The exercise price may be paid in any form or manner authorized by the Committee in the applicable Award Agreement (or amendment thereto), including, but not limited to, cash, cash equivalents or, if allowed under the Award Agreement and not otherwise restricted by the Committee: (i) by delivery to the Company of a number of shares of stock owned by the holder having an aggregate fair market value of not less than the product of the exercise price multiplied by the number of shares the participant intends to purchase upon exercise of the option on the date of delivery; (ii) in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or (iii) by having a number of shares of stock withheld, the fair market value of which as of the date of exercise is sufficient to satisfy the exercise price.

At the time an option is granted, the Committee will determine whether the option is an incentive stock option or a nonqualified stock option. The Stock Plan provides that the exercise price of any option may not be less than the fair market value of the Common Stock of the Company on the date of the grant. The term of an incentive stock option may not exceed ten (10) years from the date of grant. In addition, an incentive stock option may only be granted under the Stock Plan within ten (10) years from the date the Stock Plan was adopted by the Board.

For incentive stock options, special rules relating to the option term and the exercise price apply for employees who, at the time the option is granted, own (directly or indirectly) more than 10% of the Common Stock of the Company or any subsidiary (an “Over 10% Owner”). Incentive stock options granted to an Over 10% Owner must be granted with an exercise price equal to 110% of the fair market value of the Company’s Common Stock on the date of the grant. Also, the term of an incentive stock option granted to an Over 10% Owner cannot exceed five (5) years from the date of grant. For purposes of determining an individual’s ownership percentage of Common Stock, any stock owned by such individual’s spouse, parents, grandparents, children, grandchildren and siblings will be attributed to such individual. In addition, any stock owned by a corporation, partnership, estate or trust in which an individual owns an interest is attributed to that individual on a pro rata basis based on the individual’s ownership percentage.

Subject to any further limitations in the Award Agreement, in the event of a recipient’s termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, up to one year may be substituted for the three-month period. The Committee may, however, permit an incentive stock option to continue beyond these time limits, in which case the option will become a nonqualified stock option.

The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of the Company’s Common Stock, through a cashless exercise executed through a broker, or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld.

Reload grants are prohibited under the Stock Plan. Reload grants are new option grants that are made to an optionee to replace shares delivered by the optionee in payment of the exercise price and/or tax withholding obligation under any other option held by the optionee. The Committee may not directly or indirectly reduce the exercise price of an option after it is granted without the approval of the Company’s stockholders, except in connection with a merger, liquidation or other similar reorganization of the Company. Surrendering an option in consideration of, or in exchange for, the grant of a new option with a lower exercise price, stock, cash or any other Award would be considered a reduction in the exercise price of the original option.

•

Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the Award only when the shares of stock are delivered in the future. The Committee will determine and set forth in the Award Agreement the restrictions and conditions applicable to each award of restricted stock or restricted stock units. Restricted stock and restricted stock units have no defined expiration period under the Stock Plan, but an expiration period can be included in the applicable Award Agreement or program.

Stock Appreciation Rights. Stock appreciation rights may be granted separately or in connection with another Award. Each stock appreciation right allows the recipient to receive the appreciation per share of the Company’s Common Stock over a defined price which may not be less than the fair market value of a share of the Company’s Common Stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another Award, it may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular Award. Stock appreciation rights have no defined expiration period under the Stock Plan, but an expiration period can be included in the applicable Award Agreement or program.

The Committee may not directly or indirectly reduce the strike price of a stock appreciation right after it is granted without the approval of the Company’s stockholders, except in connection with a merger, liquidation or other similar reorganization of the Company. Surrendering a stock appreciation right in consideration of, or in exchange for, the grant of a new stock appreciation right with a lower strike price, stock, cash or any other Award would be considered a reduction in the strike price of the original stock appreciation right.

•

Other Stock-Based Awards. The Stock Plan allows the Committee to grant stock-based incentives, other than options, restricted stock, restricted stock units, and stock appreciation rights, that entitle the recipient to receive payment of an amount equal to either the value of a specified number or a percentage or multiple of a specified number of shares of the Company’s Common Stock, or the value of dividends paid on a specified number of shares of Common Stock during a dividend period. Such Awards may be subject to such restrictions and other conditions, if any, as the Committee shall determine, and payment may be made in either cash or shares of the Company’s Common Stock, as the Committee may determine. Examples of such stock-based incentives that may be granted pursuant to the Stock Plan include restricted stock, restricted stock units, performance share Awards and dividend equivalent rights.

•

Cash Performance Awards. The Stock Plan also allows the Committee to grant cash performance Awards that entitle the recipient to receive payment in cash of an amount equal to the value of a specified number or a percentage or multiple of a specified number of units other than shares of the Company’s Common Stock. Such cash Awards may be subject to such restrictions and other conditions, if any, as the Committee shall determine.

Transfer Limitations on Awards

Awards generally shall not be transferable or assignable during a holder’s lifetime unless otherwise provided under the terms of the individual Award. The Stock Plan permits the transfer of Awards by will or by the laws of intestate succession.

Performance Awards and Performance Criteria

The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation. To the extent that the Committee intends for an Award to qualify as performance-based compensation, the Committee shall make the vesting or payment of the Award subject to the achievement of one or any combination of the performance goals listed below during or over a specified period of time:

•	earnings per share;

•	book value per share;

•	operating cash flow;

•	free cash flow;

•	cash flow return on investments;

•	cash available;

•	net income (before or after taxes);

•	revenue or revenue growth;

•	total shareholder return;

•	return on invested capital;

•	return on shareholder equity;

•	return on assets;

•	return on common book equity;

•	market share;

•	economic value added;

•	operating margin;

•	profit margin;

•	stock price;

•	operating income;

•	EBIT or EBITDA;

•	expenses or operating expenses;

•	productivity of employees as measured by revenues, costs, or earnings per employee;

•	working capital;

•	improvements in capital structure; or

•	cost reduction goals.

The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination. In addition, the Committee may appropriately adjust the performance goals previously established with respect to a particular grant of an Award to remove the effect of equity compensation expense under ASC 718; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting report results; accruals for reorganization and restructuring programs; discontinued operations; and extraordinary and non-recurring items.

The maximum number of shares of Common Stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other Awards that are denominated in shares of Common Stock shall not exceed 200,000, subject to adjustment in accordance with the provisions of the Stock Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance Award denominated in cash during any calendar year to an employee may not exceed $2,000,000.

After the date of grant, the Committee, in its sole discretion and for such reasons as it determines to be appropriate, may modify the terms and conditions of an Award except to the extent inconsistent with other provisions of the Stock Plan. Such modifications may include, among others, changes to or waivers of any forfeiture provisions under an Award; changes to the settlement terms of any Award; waiver of any early expiration provisions; or adjustments to an Award in connection with a reorganization or change in control of the Company, as discussed in further detail below.

Tax Withholding

The Company shall deduct from all cash distributions under the Stock Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of stock under the Stock Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award program, or Committee procedure so provides, a participant may elect to have the number of shares of stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of stock which, when multiplied by the fair market value of the shares of stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

Tax Reimbursement Payments

The Committee has the option to make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of an Award.

Termination of Awards

The terms of a particular Award may provide that it terminates, among other reasons: upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder’s death or disability; or upon the occurrence of a change in control of the Company. Awards may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. In the Committee’s discretion, Awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an Award and to the provisions of the Stock Plan.

Reorganizations; Change in Control

The number of shares of Common Stock reserved for the grant or for issuance in connection with the exercise, settlement, vesting, or payment of an Award, as applicable, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of Common Stock to which an Award pertains and the annual limit on the number of shares of Common Stock subject to Awards or on the number of shares of Common Stock which may be used to settle an Award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in the Company’s capital structure, tender offer or a change in control of the Company (which such “change in control” is defined by the Committee in the applicable Award Agreement or Award program), Awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Stock Plan or any agreement reflecting the terms of an Award. The Company may also use the Stock Plan to assume Awards previously granted by the Company or a third party in favor of persons who become eligible to participate under the Stock Plan.

Amendment or Termination

The Stock Plan may be amended or terminated by the Board. No amendment may increase the number of shares available for the grant of incentive stock options, change the classes of persons who can receive incentive stock options, or change in the granting corporation or the shares available for purchase or grant under the Stock Plan without stockholder approval, provided that further stockholder approval will not be required in certain transactions if the Stock Plan is fully described in an agreement or other document, such as a consolidation agreement, reflecting the transaction, and the transaction is approved by the stockholders. Under the Stock Plan, stockholder approval would not necessarily be required for all possible amendments that might increase the costs of the Stock Plan. No amendment or termination by the Board may adversely affect the rights of a holder of an Award without the holder’s consent.

The Committee may modify the terms of any one or more awards, in its sole discretion, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Stock Plan or Award) or would otherwise be inconsistent with other provisions of the Stock Plan.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences relevant to participants in the Stock Plan based on the Code as currently in effect. This discussion is not intended to be a complete discussion of the tax consequences relating to the Stock Plan and does not discuss any state, local or foreign tax consequences. Individual participants should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Plan, particularly since individual circumstances may vary.

Incentive Stock Options

In general, a participant will not recognize taxable income or be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of Common Stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the Common Stock and the amount for which he or she sells the Common Stock. If the participant does not sell the shares of Common Stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the Common Stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of Common Stock at a gain prior to that time, the difference between the amount the participant paid for the Common Stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of Common Stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary compensation income and the loss will be taxed as a capital loss. Upon exercise of an incentive stock option, the excess of the fair market value of the Common Stock received over the amount paid for such Common Stock will be taken into account as an adjustment to such participant’s alternative minimum taxable income, and may subject a participant to, or increase a participant’s liability for, the alternative minimum tax. Special rules apply to a participant who exercises an incentive option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

Nonqualified Stock Options

A participant will not generally recognize taxable income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

Stock Awards

A recipient will not generally be taxed upon the grant of a stock award if such Award is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of Common Stock that are subject to the stock award are transferable (within the meaning of Section 83 of the Code) by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects under Section 83(b) of the Code at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock Incentives

Generally, a participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit or performance Award (collectively, the “Equity Incentives”). At the time a participant receives payment under any Equity Incentive, generally, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Common Stock received, and the Company will then be entitled to a corresponding deduction.

Withholding Taxes

A participant may be liable for federal, state or local tax withholding obligations as a result of the grant, exercise or settlement of an Award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s Common Stock or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the Award.

Code Section 409A

The Stock Plan is intended to meet requirements for exemptions from coverage, or otherwise avoid triggering adverse tax consequences, under Code Section 409A governing nonqualified deferred compensation. In the event an Award which provides deferred compensation loses eligibility for such exemption, or otherwise triggers such adverse tax consequences, whether by design or by operational failure, such Award will be subject to adverse taxation under Code Section 409A (i.e., the Award and all similar types of deferred compensation will be (i) taxed upon vesting and (ii) subject to both an additional 20% tax and an interest assessment).

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to the grant, vesting and exercise of Awards under the Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Code Section 162(m)

Section 162(m) of the Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to each of the company’s principal executive officer, principal financial officer and the company’s three next most highly compensated executives (“covered employees”). The Tax Reform and Jobs Act of 2017 (the “Act”) eliminated the ability of companies to rely on the “performance-based” compensation exception under Section 162(m) and extended the application of Section 162(m) to compensation payable to any person who was a covered employee at any time after 2016 (including compensation payable after termination of employment). As a result, the Company will not be able to take a deduction for any compensation paid to its covered employees in excess of $1 million unless the compensation originally qualified for the “performance-based” compensation exception and qualifies for transition relief applicable to certain arrangements in place on November 2, 2017 (which would not include any grants of Awards made after the adoption of the Stock Plan).

Our Board of Directors recommends that you vote “FOR” the approval of Amendment One to the Richardson Electronics, Ltd. Amended and Restated 2011 Long-Term Incentive Plan.

PROPOSAL 5 – APPROVAL OF THE RICHARDSON ELECTRONICS, LTD. SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

At the Annual Meeting, stockholders will be asked to approve the Second Amended and Restated Certificate of Incorporation of Richardson Electronics, Ltd that increases the aggregate number of shares of all classes of stock which the Company has the authority to issue to twenty-five million (25,000,000), consisting of twenty-two million (22,000,000) shares of common stock, three million (3,000,000) shares of Class B common stock and no shares of preferred stock.

Under the Amended and Restated Certificate of Incorporation of Richardson Electronics, Ltd currently in effect, the aggregate number of shares of all classes of stock which the Company has the authority to issue is twenty million (20,000,000), consisting of seventeen million (17,000,000) shares of common stock, three million (3,000,000) shares of Class B common stock and no shares of preferred stock.

Other than the increase of the aggregate number of shares of all classes of stock which the Company has the authority to issue by an additional 5,000,000 shares, consisting entirely of additional shares of common stock which the Company has the authority to issue, no edits are being proposed to the Amended and Restated Certificate of Incorporation currently in effect.

As of August 8, 2025, 12,432,959 shares of our common stock and 2,049,171 shares of Class B common stock were issued and outstanding, no preferred shares were issued and outstanding, 1,266,338 shares of our common stock were issuable under the Stock Plan. Per Section 4(d)(iii) of the Amended and Restated Certificate of Incorporation currently in effect, the Company is required to at all times reserve and keep available a number of shares of common stock at least equal to the number of shares of common stock issuable upon conversion of all outstanding shares of Class B common stock. As of August 8, 2025, zero shares of our common stock were held in treasury and 4,567,041 shares of our common stock are authorized but unissued. Accordingly, a total of 1,251,532 shares of our common stock, or approximately 7.4% of the total authorized shares of our common stock, are unreserved and available for general corporate purposes. Upon the approval of this Proposal 5, there would be approximately 6,251,532 authorized and unreserved shares of our common stock, or approximately 28.4% of the total authorized shares of our common stock, available for issuance.

Increasing the Company’s authorized shares of capital stock requires approval of the Second Amended and Restated Certificate of Incorporation, which must be approved by the Company’s board of directors and adopted by the stockholders. Accordingly, the Company’s board has unanimously approved the Second Amended and Restated Certificate of Incorporation and recommends it to the stockholders for adoption at the annual meeting. The proposed Second Amended and Restated Certificate of Incorporation is set forth in Annex III in its entirety.

The Company believes that having twenty-two million (22,000,000) authorized shares of common stock and three million (3,000,000) authorized shares of Class B common stock will give it sufficient flexibility for corporate purposes for the foreseeable future. In the event that the Company’s board determines that it would be in the Company’s best interest to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, the Company would be required to seek the approval of its stockholders to increase the number of authorized shares. If the Company is not able to obtain the approval of its stockholders for such an increase in a timely fashion, the Company may be unable to take advantage of opportunities that might otherwise be advantageous to it and its stockholders.

Approving the Second Amended and Restated Certificate of Incorporation would have no effect on the Company’s issued and outstanding common stock or any shares of common stock reserved for future issuance. If the stockholders adopt the Second Amended and Restated Certificate of Incorporation, it will become effective as soon as the Company files the Second Amended and Restated Certificate of Incorporation embodying it with the appropriate Delaware authorities, which the Company plans to do as soon as practicable after the Annual Meeting.

The Board believes it to be in the best interest of the Company and in the best interest of our shareholders to increase the number of authorized shares of common stock in order to provide the Company with the flexibility to issue shares of common stock pursuant to the Stock Plan and other appropriate corporate purposes. In making this determination and as part of its approval, the Board considered, among other things: our historical share issuance purposes and rates;

our possible future share requirements, including the issuance of shares of our common stock pursuant to the Stock Plan; recent practices at other public companies; and a recommendation from our management.

If the number of authorized shares of our common stock is not increased, as noted above, as of August 8, 2025, we would have only approximately 1,251,532 shares of common stock available for such uses. The Board believes that this is an insufficient number of shares of common stock and would significantly restrict the Company’s ability to manage its capital needs to the detriment of shareholders’ interests. The Board believes that additional authorized shares of common stock will enable the Company to meet its future needs and have the flexibility to respond quickly without the delay and expense associated with convening a special meeting of our shareholders or waiting for the next annual meeting of shareholders.

Required Vote and Recommendation

Under the General Corporation Law of the State of Delaware, any amendment to our Amended and Restated Certificate of Incorporation that would increase or decrease the number of authorized shares of a particular class of our capital stock requires approval by a vote of the holders of the outstanding shares of that class, voting as a separate class (whether or not those shares otherwise are entitled to vote separately under our Amended and Restated Certificate of Incorporation, as well as by a majority of the votes entitled to be cast by holders of all of our outstanding stock entitled to vote on the Second Amended and Restated Certificate of Incorporation. Accordingly, the affirmative vote of the holders of shares representing: (1) a majority of the shares of common stock (both common stock and Class B Common stock) entitled to vote thereon; (2) a majority of the issued and outstanding shares of common stock, voting as a separate class; and (3) a majority of the issued and outstanding shares of Class B common stock, voting as a separate class, will be required to approve Proposal 5. The effect of an abstention or a broker non-vote is the same as a vote “AGAINST” Proposal 5.

Our Board of Directors recommends that you vote “FOR” the approval of the Richardson Electronics, Ltd. Second Amended and Restated Certificate of Incorporation.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2026 Annual Meeting of Stockholders must be received by the Company by April 24, 2026. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission. It is suggested that the proposal be submitted to the Corporate Secretary by certified mail, return receipt requested. Stockholders who intend to present a proposal at the 2026 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than July 8, 2026. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

See also Board and Committee Information – Director Nominations in the section Corporate Governance.

OTHER MATTERS

Annual Report

Our Annual Report on Form 10-K for the 2025 fiscal year accompanies this proxy statement but is not deemed a part of the proxy soliciting material.

A copy of the 2025 Form 10-K report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to stockholders without charge upon written request to: Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2025 Form 10-K is also available through the Securities and Exchange Commission’s website (www.sec.gov).

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of either the notice of Internet availability of the proxy statement or of this proxy statement and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to stockholders upon request by telephone or in writing at: Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Secretary; telephone (630) 208-2200.

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all directors, officers and employees, including the Chief Executive Officer and Chief Financial Officer. A current copy of the code of conduct is posted on our website (including any related amendments and waivers), which is located at www.rell.com under “Investor Relations” and may be obtained without charge from our Corporate Secretary, Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Our policies and practices include ethical and legal standards that must be followed by employees in conducting our business. Compliance with laws and regulations is specifically required. Every employee has the right and duty to report to the Company, to the extent not contrary to local law, any conduct which does not conform to these ethical and legal standards. We established the Richardson Hot Line to receive reports of possible wrongdoing and to answer questions about business conduct. Calls go directly to our Internal Audit Representative, or Audit Committee Representative.

Also, employees may report violations directly to appropriate government officials. Hotline posters explaining the procedure for making and handling Hot Line/Open Line calls are posted in our facilities and on our intranet for all employees to review. Employees at any level can call directly when they have a business conduct issue, without fear of reprisal.

Stockholder Communications and Questions

Stockholders may communicate with our Board of Directors by writing to Richardson Electronics, Ltd., Board of Directors, 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393. Questions about this proxy statement or the proposals outlined herein should be directed to the Secretary of the Company at the same address.

Other Matters Before the Annual Meeting

As of the date of this proxy statement, we know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy, or their substitute will vote said proxy according to their best judgment.

ANNEX I

AMENDMENT ONE TO THE RICHARDSON ELECTRONICS, LTD AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

The Board of Directors of RICHARDSON ELECTRONICS, LTD., a Delaware corporation, does hereby certify the amendment of the Richardson Electronics, Ltd. Amended and Restated 2011 Long-Term Incentive Plan (the “Stock Plan”), effective July 22, 2025, subject to stockholders' approval, as follows:

1.	Section 2.2 of the Plan is deleted in its entirety and replaced with the following:

2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, the number of shares of Stock available for Awards under the Plan shall be equal to the remaining number of shares available for future Awards under the Prior Plan as of the Effective Date of the Plan, plus an additional three million (3,000,000) shares of Stock (the “Maximum Plan Shares”). The Maximum Plan Shares are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Options and Stock Appreciation Rights awarded shall reduce the Maximum Plan Shares available for Awards by one share for every one share subject to such Award. Full value awards (all Awards other than Options and Stock Appreciation Rights) settled in shares of Stock shall reduce the Maximum Plan Shares available for Awards by two shares for every one share awarded. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) after the Effective Date of the Plan will again be available for purposes of the Plan.

ANNEX II

RICHARDSON ELECTRONICS, LTD AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

ANNEX A - RICHARDSON ELECTRONICS, LTD AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

SECTION I. DEFINITIONS

1.1Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)“Affiliate” means:

(1)Any Subsidiary or Parent;

(2)An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)“Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)“Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)“Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(e)“Board of Directors” means the board of directors of the Company.

(f)“Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g)“Code” means the Internal Revenue Code of 1986, as amended.

(h)“Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

(i)“Company” means Richardson Electronics, Ltd., a Delaware corporation.

(j)“Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)“Effective Date” means the date described in Section 5.13.

(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m)“Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(n)“Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or

(3)if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(o)“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(p)“Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(q) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(r)“Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(s) “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(t)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(u)“Participant” means an individual who receives an Award hereunder.

(v)“Performance Goals” means any one or more of the following performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i)	earnings per share;

(ii)	book value per share;

(iii)	operating cash flow;

(iv)	free cash flow:

(v)	cash flow return on investments;

(vi)	cash available;

(vii)	net income (before or after taxes);

(viii)	revenue or revenue growth;

(ix)	total shareholder return;

(x)	return on invested capital;

(xi)	return on shareholder equity;

(xii)	return on assets;

(xiii)	return on common book equity;

(xiv)	market share;

(xv)	economic value added;

(xvi)	operating margin;

(xvii)	profit margin;

(xviii)	stock price;

(xix)	operating income;

(xx)	EBIT or EBITDA;

(xxi)	expenses or operating expenses;

(xxii)	productivity of employees as measured by revenues, costs, or earnings per employee;

(xxiii)	working capital;

(xxiv)	improvements in capital structure;

(xxv)	cost reduction goals; or

(xxvi)	any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under ASC 718; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

(w)“Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(x)“Plan” means the Richardson Electronics, Ltd. Amended and Restated 2011 Long-Term Incentive Plan.

(y)“Prior Plan” means Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan adopted by the Board of Directors effective July 19, 2011 and approved by the Company’s stockholders on October 4, 2011 and as amended.

(z)“Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will be paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee;

(3)in any case, as may otherwise be permitted under Code Section 409A.

(aa)“Stock” means the Company’s common stock.

(bb)“Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(cc)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(dd)“Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2. THE LONG-TERM INCENTIVE PLAN

2.1Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

2.2Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, the number of shares of Stock available for Awards under the Plan shall be equal to the remaining number of shares available for future Awards under the Prior Plan as of the Effective Date of the Plan, plus an additional one million (1,000,000) shares of Stock (the “Maximum Plan Shares”). The Maximum Plan Shares are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Options and Stock Appreciation Rights awarded shall reduce the Maximum Plan Shares available for Awards by one share for every one share subject to such Award. Full value awards (all Awards other than Options and Stock Appreciation Rights) settled in shares of Stock shall reduce the Maximum Plan Shares available for Awards by two shares for every one share awarded. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) after the Effective Date of the Plan will again be available for purposes of the Plan.

2.3Administration of the Plan.

(a)The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

(b)Notwithstanding any other provision of this Plan, the Committee may by resolution authorize one or more officers of the Company to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the number of shares of Stock subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Awards.

2.4Eligibility and Limits. Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). Subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards) may be granted during any calendar year to any employee may not exceed two hundred thousand (200,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed Two Million Dollars ($2,000,000). If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3. TERMS OF AWARDS

3.1Terms and Conditions of All Awards.

(a)The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Option

(f)After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

3.2Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive

Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i)by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d)Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

3.3Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

3.4Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iii) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

3.5Terms and Conditions of Cash Performance Awards. A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)Conditions to Payment. Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6Treatment of Awards on Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4. RESTRICTIONS ON STOCK

4.1Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award

Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5. GENERAL PROVISIONS

5.1Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2Changes in Capitalization; Merger; Liquidation.

(a)The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3Awards to Non-U.S. Employees. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

5.4Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.5Compliance with Code.

(a)Code Section 422.All Incentive Stock Options to be granted hereunder are intended to comply with

Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)Code Section 409A.Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.6Right to Terminate Employment or Service. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.7Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.8Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale, including without limitation a right of first refusal, as the Company, in its discretion, shall deem appropriate.

5.9Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.10Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.2 of the Plan, increases the number of shares of

Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange or the Code. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.11Stockholder Approval. The Plan as amended and restated herein shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan as amended and restated herein by the Board of Directors of the Company. If such approval is not obtained, any Award granted under the Plan as amended and restated herein on or after the Effective Date (as defined in Section 5.13) will be void.

5.12Choice of Law. The laws of the State of Illinois shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.13Effective Date of Plan. The Richardson Electronics, Ltd 2011 Long-Term Incentive Plan was adopted by the Board of Directors effective July 19, 2011 and approved by the Company’s stockholders on October 4, 2011 (as amended, the “Prior Plan”). The Plan, as amended and restated herein, was adopted by the Board of Directors on July 21, 2020, subject to the approval of the stockholders of the Company as described in Section 5.11. The Plan as amended and restated herein shall become effective as of the date the Plan was approved by the Board of Directors (such date, subject in all cases, to the approval of the Plan by the stockholders of the Company, the “Effective Date”). The amendments made to the Prior Plan shall affect only Awards granted on or after the Effective Date, subject to approval by the stockholders of the Company. Awards granted prior to the Effective Date shall be governed by the terms of the Prior Plan and Award Agreements as in effect prior to the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, and the Plan as amended and restated herein will not affect the terms and conditions of any Award under the Prior Plan granted prior to the Effective Date. Further, the terms of the Plan as amended and restated herein are not intended to affect the interpretation of the terms of the Prior Plan as they existed prior to the Effective Date. In the event the Plan as amended and restated herein is not approved by the stockholders of the Company, the Plan as amended and restated herein shall be null and void and of no force or effect, but the Prior Plan and the Awards granted thereunder (or under any predecessor plans) on or prior to the Effective Date shall remain in full force and effect.

ANNEX III

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RICHARDSON ELECTRONICS, LTD.

Richardson Electronics, Ltd., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), hereby certifies that:

A. The name of the Corporation is Richardson Electronics, Ltd. The Corporation was originally incorporated under the name Delaware Richardson Electronics, Ltd. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 11, 1986.

B. This Amended and Restated Certificate of Incorporation, which amends and restates the Corporation's original Certificate of Incorporation, has been duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware ( the "DGCL").

C. The text of the original Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is:

RICHARDSON ELECTRONICS, LTD.

SECOND: The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and the name of the registered agent of the Corporation at that address is United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares, twenty-two million (22,000,000) shares shall be Common Stock, par value $.05 per share, and three million (3,000,000) shares shall be Class B Common Stock, par value $.05 per share.

The following is a statement of the voting powers, full or limited, or no voting powers, and such designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

A.	COMMON STOCK

1.	VOTING RIGHTS.

Each share of Common Stock shall have one (1) vote and the holders thereof shall have the right to vote (but not as a separate class except to the extent required by law or provided by this Certificate of Incorporation) on all matters subject to vote at any meeting of the stockholders of the Corporation.

2.	DIVIDENDS.

The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board, provided, however, that:

a)No cash dividend shall be declared or paid on the Common Stock unless a cash dividend equal to 90% of the cash dividend on the Common Stock is simultaneously declared and paid on the Class B Common Stock; and that

b)Other than cash dividends under (a) above, no other distribution of assets, property, rights to subscribe or evidence of indebtedness shall be declared or paid on the Common Stock unless a distribution in like kind and equal per share amount is simultaneously declared and paid on the Class B Common Stock; and that

c)Stock dividends declared on the Common Stock shall be payable solely in shares of Common Stock. No stock dividend shall be declared or paid on the Common Stock unless a stock dividend payable in shares of Class B Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Class B Common Stock.

3.	PURCHASES.

Subject to any applicable provisions of this Article FOURTH, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

4.	SUBDIVISION OR COMBINATION OF COMMON STOCK.

The shares of Common Stock shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Class B Common Stock are proportionately on a per share basis so subdivided or combined.

5.	LIQUIDATION.

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to share ratably with the holders of the Class B Common Stock as a single class in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders, that is, an equal amount of such assets for each share of Common Stock and Class B Common Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding-up of the corporation as those terms are used in this paragraph 5.

B.	CLASS B COMMON STOCK

1.	VOTING RIGHTS.

Each share of Class B Common Stock shall have ten (10) votes and the holders thereof shall have the right to vote (but not as a separate class except to the extent required by law or provided by this Certificate of Incorporation) on all matters subject to vote at any meeting of the stockholders of the Corporation.

2.	DIVIDENDS.

The holders of the Class B Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board, provided, however, that:

(a)No cash dividend shall be declared or paid on the Class B Common Stock unless a cash dividend is simultaneously declared and paid on the Common Stock in an amount so that the cash dividend on the Class B Common Stock is 90% of the cash dividend on the Common Stock; and that

(b)Other than cash dividends under (a) above, no other distribution of assets, property, rights to subscribe or evidence of indebtedness shall be declared or paid on the Class B Common Stock unless a cash dividend or such other distribution in like kind and equal per share amount is simultaneously declared and paid on the Common Stock; and that

(c)Stock dividends declared on the Class B Common Stock shall be payable solely in shares of Class B Common Stock. No stock dividend shall be declared or paid on the Class B Common Stock unless a stock dividend payable in shares of Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Common Stock.

3.	TRANSFER.

(a) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock (or any interest therein), whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee. A Permitted Transferee shall mean with respect to each person from time to time shown as the record holder of shares of Class B Common Stock:

(i)In the case of a Class B Holder who is a natural person and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means (a) the spouse of such Class B Holder, (b) a lineal descendant of a grandparent of such Class B Holder or a spouse of any such lineal descendant, (c) the guardian or conservator of a Class B Holder who has been adjudged disabled by a court of competent jurisdiction, (d) the executor or administrator of the estate of a deceased Class B Holder, (e) a trustee of a trust (including a voting trust) for the sole benefit of one or more Class B Holders, other lineal descendants of a grandparent of such Class B Holder, the spouses of such Class B Holder, the spouses of such other lineal descendants or an organization, contributions to which are deductible for federal income, estate, or gift tax purposes (hereinafter called a "Charitable Organization"), and for the benefit of no other person, provided that such trust may grant a general or special power of appointment to the spouse of such Class B Holder, any lineal descendant of such Class B Holder or the spouse of any such lineal descendant, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class B Holder payable by reason of the death of such Class B Holder and provided that such trust prohibits transfer of shares of Class B Common Stock to persons other than Permitted Transferees, as defined in clause (ii) below, (f) a Charitable Organization established by such Class B Holder, such Class B Holder's spouse, a lineal descendant of a grandparent of such Class B Holder, a spouse of any such lineal descendant, the Corporation, (g) a corporation all the outstanding capital stock of which is owned by, or a partnership all the partnership interests in which are owned by, directly or indirectly, one or more of such Class B Holders, other lineal descendants of a grandparent of such Class B Holder or a spouse of any such lineal descendant, the spouse of such Class B Holder, the trustee of a trust determined pursuant to subclause (i) or the trustee of a Transferor Trust determined pursuant to clause (iii) below, provided that if any share of capital stock of such a corporation (or of any survivor of a merger or consolidation of such ·a corporation), or any partnership interest in such a partnership (or any successor of such partnership), is acquired by any person who is not within such class of persons, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further act to be converted into shares of Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock, and (h) an employee stock ownership plan relating to the Corporation described in Section 4975(c)(7) of the Internal Revenue Code of 1954, as amended, or any successor or substitute provision thereto.

(ii)In the case of a Class B Holder holding the shares of Class B Common Stock subject to said proposed transfer as trustee pursuant to a trust other than a trust described in clause (iii) below, "Permitted Transferee" means (a) any successor trustee or trustees of such trusts; (b) the person who established such trust; and (c) a Permitted Transferee of the person who established such trust determined pursuant to clause (i) above.

(iii)In the case of a Class B Holder holding the shares of Class B Common Stock subject to said proposed transfer as trustee pursuant to a trust, (a "Transferor Trust"), which was irrevocable on the Record Date, "Permitted Transferee" means (a) any successor trustee or trustees of such Transferor Trust, (b) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, (c) any lineal descendant of a grandparent of either the creator of such Transferor Trust or the spouse of such creator and the spouse of any such lineal descendant, or (d) the trustee of another trust which was irrevocable on the Record Date and to which Class B Common Stock was also first issued by the Corporation (a "Transferee Trust"), provided that either the creator of the Transferor Trust or the spouse of such creator shares a common grandparent with the creator of the Transferee Trust or the spouse of the creator of such Transferee Trust.

(iv)In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Common Stock in question on the Record Date, "Permitted Transferee" means (a) any person who was, on the Record Date, a partner of such partnership, or stockholder of such corporation, any person transferring such shares of Class B Common Stock to such corporation or partnership, and (c) any Permitted Transferee of any such person, partner, or stockholder referred to in subclauses (a) and (b) or this clause (iv), determined under clause (i), (ii) or (iii) above.

(v)In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (iv) above) holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (a) any person transferring such shares of Class B Common Stock to such corporation or partnership, (b) if acquired from a partnership or corporation described in clause (iv) above, any person who was, on the Record Date, a partner of such partnership or stockholder of such corporation, and (c) any Permitted Transferee of any such transferor determined under clauses (i), (ii) or (iii) above.

(vi)In the case of a Class B Holder who is the executor or administrator of the estate of a deceased Class B Holder, guardian or conservator of the estate of a disabled Class B Holder or who is a trustee or receiver of the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, disabled, bankrupt or insolvent Class B Holder, as the case may be, was the record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Class B Holder as determined pursuant to clauses (i), (iv), or (v) above, as the case may be.

(vii)In the case of a Class B Holder which is an employee benefit plan of the corporation, "Permitted Transferee" means the participant in such plan in whose account shares of Class B Common Stock are held in such plan or a Permitted Transferee of such participant determined pursuant to clause (i) above,

(viii)In the case of a Class B Holder which is a Charitable Organization described in subclause (f) of clause (i) above and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means any lineal descendant of a grandparent of the creator of such Charitable Organization or such creator's spouse.

(b)Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock pursuant to the provisions of paragraph 4, as the pledgee may elect.

(c)For purposes of this paragraph 3:

(i)The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(ii)Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

(iii)A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

(iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

(v) The Record Date is the latest date for determining the persons to whom the share of Class B Common Stock in question is first issuable by the Corporation.

(d)Any purported transfer of shares of Class B Common Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Common Stock. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

(e)Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in a "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note or set forth on the certificates for shares of Class B Common Stock the provisions set forth in this paragraph 3 and in paragraph 4 below.

4.	CONVERSION OF SHARES OF CLASS B COMMON STOCK INTO SHARES OF COMMON STOCK.

a)CONVERSION OF ALL CLASS B COMMON STOCK. At any time after the original issuance of Class B Common Stock by the Corporation when the number of outstanding shares of Class B Common Stock as reflected on the stock transfer books of the Corporation falls below 10% of the aggregate number of then issued and outstanding shares of Common Stock, and Class B Common Stock, then, immediately upon the occurrence of such event, the outstanding shares of Class B Common Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

b)CONVERSION UPON UNPERMITTED TRANSFER. In the event a holder of shares of Class B Common Stock sells, assigns, transfers, pledges or otherwise disposes of such shares contrary to the provisions of paragraph 3 above, then such sale, assignment, transfer, pledge or other disposition shall be deemed (i) an election by the holder thereof first to convert such shares of Class B Common Stock into shares of Common Stock on a share-for-share basis, and (ii) a sale, assignment, transfer, pledge or other disposition of such shares of Common Stock. Such conversion shall be deemed effective as of the time of such sale, assignment, transfer, pledge or other disposition. Upon presentation to the Corporation's transfer agent of the certificate or certificates representing an equal number of shares of Common Stock shall be issued in the name of the transferee or pledgee.

c)CONVERSION AT OPTION OF HOLDER. Subject to the terms and conditions of this subparagraph (c), each share of the Class B Common Stock shall be convertible at any time or from time to time, at the option of the respective holder. thereof, at the office of any transfer agent for Class B Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued and in arrears on Class B Common Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Common Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Common Stock in accordance with the terms of this subparagraph (c), and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Common Stock and the Corporation, whereby the holder of such Class B Common Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Common Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of clause (ii) of subparagraph (d), such conversion shall be deemed to have been made as of the date of such surrender of the Class B Common Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. In case any certificate for shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate which are not being converted.

d)GENERAL. (i) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

(ii) The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the conversion had been made on the date such Class B Common Stock was surrendered.

(iii) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations with respect to the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use reasonable efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issue, be fully paid and nonassessable.

(iv) In case of any consolidation or merger of the Corporation as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other property with respect to or in exchange for Common Stock or in case of any sale or conveyance of all or substantially all the property or business of the Corporation as an entirety, a holder of a share of Class B Common Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Common Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

5.	PURCHASES.

Subject to any applicable provisions of this Article FOURTH, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Class B Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

6.	SUBDIVISION OR COMBINATION OF CLASS B COMMON STOCK.

The shares of Class B Common Stock shall not be subdivided by a stock split, reclassified or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Common Stock are proportionately on a per share basis so subdivided or combined.

7.	LIQUIDATION.

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to share ratably with the holders of the Common Stock as a single class in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders, that is, an equal amount of such assets for each share of Common Stock and Class B Common Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding-up of the Corporation as those terms are used in this paragraph 7.

8.	LIMITATION ON ISSUANCE.

Following the initial issuance of shares of Class B Common Stock in connection with the merger of Richardson Electronics, Ltd., an Illinois corporation ("REL"), into this Corporation, such shares shall be issued by the Corporation only (a) in payment of a stock dividend on the outstanding shares of Class B Common Stock as provided in subparagraph (b) of paragraph 2 above; (b) in connection with a stock split, reclassification or other subdivision of the outstanding shares of Class B Common Stock as provided in paragraph 6 above; and (c) upon exercise of stock options granted to employees outstanding immediately after the aforesaid merger of REL into this Corporation, unless such further issuance shall have been approved by holders of a majority of the voting power of the shares of Common Stock and Class B Common Stock, each voting separately as a class.

9.	STATUS OF REACQUIRED SHARES.

Shares of Class B Common Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the General Corporation Law of Delaware, may be reissued subject to the protective conditions or restrictions of paragraph 8 above.

10.	GENERAL.

The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it, in its sole discretion, deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

FIFTH: All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of such powers or the powers conferred by statute, the Board of Directors shall have the power to adopt, amend or repeal from time to time by-laws of the Corporation, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

SIXTH: The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify, advance payment of expenses on behalf of and purchase and maintain insurance against liability on behalf of all persons for whom it may take each such respective action pursuant to such Section.

SEVENTH: No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

EIGHTH: The Corporation is to have perpetual existence.

NINTH: Election of Directors need not be by written ballot except as may be provided in the by-laws of the Corporation from time-to-time.

TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein are subject to this reserved power.

Richardson Electronics Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Please detach here Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/RELL Use the Internet to vote your proxy until 10:59 p.m. (CDT) on October 6, 2025. PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 10:59 p.m. (CDT) on October 6, 2025. MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5. 1. Election of directors: 01 Edward J. Richardson 02 Paul J. Plante 05 Kenneth Halverson 06 Robert Kluge 03 Jacques Belin 04 James Benham 07 Wendy Diddell Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the selection of BDO USA, P. C. as the Company's independent registered public accounting firm for fiscal 2026. For Against Abstain 3. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers. For Against Abstain 4. To approve an amendment to the Amended and Restated 2011 Long-Term Incentive Plan to increase the number of shares available for issuance under the Plan. For Against Abstain 5. To approve the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock. For Against Abstain NOTE: In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

RICHARDSON ELECTRONICS, LTD. ANNUAL MEETING OF STOCKHOLDERS October 7, 2025 2:00 p.m. CDT Corporate Headquarters 40W 267 Keslinger Road LaFox, Illinois 60147 Richardson Electronics proxy The undersigned hereby appoints Edward J. Richardson and Wendy S. Diddell as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned at the close of business on August 8, 2025 at the Annual Meeting of Stockholders to be held on October 7, 2025 or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. See reverse for voting instructions.